UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant:	☒	Filed by a party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

102 South Clinton St.
Iowa City, Iowa 52240
(319) 356-5800
March 15, 2023

Dear Shareholder:
On behalf of the board of directors and management of MidWestOne Financial Group, Inc. (the “Company”), we cordially invite you to attend the Annual Meeting of the Shareholders (the “Annual Meeting”) of the Company to be held at 2:00 p.m. central time on Thursday, April 27, 2023, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2023. We encourage all shareholders to attend the Annual Meeting through the online virtual meeting webcast. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2023, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast.
We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2022, and proxy card to shareholders over the Internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our shareholders, we can reduce the costs of printing and mailing our proxy materials. Proxy materials will be made available on or about March 15, 2023.
Our Nominating and Corporate Governance Committee has nominated five persons to serve as directors, all of whom are incumbent directors. We have also included a non-binding advisory proposal to approve the compensation of our named executive officers, or "say-on-pay" proposal, as well as a proposal to approve the adoption of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan. Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, RSM US LLP to act as the Company’s independent registered public accounting firm for the year ending December 31, 2023. We recommend that you vote your shares for each of the five director nominees, in favor of the compensation arrangements of our named executive officers, in favor of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan, and in favor of the ratification of our independent registered public accounting firm. During the Annual Meeting, we will also review our performance in 2022 and update you on how we are dealing with the current economic environment and our strategic plan as we move forward.
Whether or not you plan to attend the Annual Meeting through the online virtual meeting webcast, we urge you to vote and submit your proxy in advance of the meeting by following the instructions provided on the notice as soon as possible. This will assure that your shares are represented at the meeting.
Very truly yours,
Kevin W. Monson
Chair of the Board

102 South Clinton St.
Iowa City, Iowa 52240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2023

To the Shareholders of MidWestOne Financial Group, Inc.:
The Annual Meeting of the Shareholders (the “Annual Meeting”) of MidWestOne Financial Group, Inc. (the “Company”) is being held at 2:00 p.m. central time on Thursday, April 27, 2023, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2023, for the following purposes:
1.to elect five individuals to serve as Class I members of the board of directors for terms expiring at the 2026 annual meeting of shareholders and until their successors are elected and have been qualified;
2.to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;
3.to approve the adoption of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan;
4.to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We strongly encourage all shareholders to participate in the Annual Meeting through the online virtual meeting webcast. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2023, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast.
Only shareholders of record on our books at the close of business on March 1, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies. We look forward to hearing from you online during the webcast.
By Order of the Board of Directors
Kevin W. Monson
Chair of the Board

Iowa City, Iowa
March 15, 2023

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING THROUGH THE ONLINE VIRTUAL MEETING WEBCAST, AND, IF YOU DO, YOU MAY VOTE YOUR SHARES AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2023:
Our proxy statement and 2022 Annual Report on Form 10‑K are available online at www.midwestonefinancial.com.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 27, 2023

This proxy statement is being furnished to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the Annual Meeting of the Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. central time on Thursday, April 27, 2023, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2023, or at any adjournments or postponements of the meeting. We strongly encourage all shareholders to participate in the Annual Meeting through the online virtual meeting webcast. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2023, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast. This proxy statement, and a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which we have filed with the Securities and Exchange Commission (the “SEC”), is first made available to our shareholders on or about March 15, 2023 and March 13, 2023, respectively.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format. As used in this proxy statement, the terms “MidWestOne Financial Group,” “MidWestOne Financial,” the “Company,” “we,” “our,” and “us” all refer to MidWestOne Financial Group, Inc. and its consolidated subsidiaries. The terms “MidWestOne Bank” and the “Bank” refer to the Company’s wholly-owned banking subsidiary, MidWestOne Bank, Iowa City, Iowa.
Q:    What is a proxy statement?
A.A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.
Q:    Why did I receive access to the proxy materials?
A.We have made the proxy materials available to you over the Internet because on March 1, 2023, the record date for the Annual Meeting, you owned shares of MidWestOne Financial common stock. This proxy statement lists the matters that will be presented for consideration by our shareholders at the Annual Meeting to be held on April 27, 2023. It also gives you information concerning the matters to assist you in making an informed decision.
If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the virtual meeting. Even if you plan to attend the meeting online, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change and you are unable to participate through the online virtual meeting webcast.
If you have voted over the Internet or by telephone or signed and returned the proxy card and an issue comes up for a vote during the Annual Meeting that is not identified in the proxy materials, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.
Q:    Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?
A.We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 15, 2023, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the Internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.
Q:    What is “householding” and how does it work?
A.Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, if paper copies of the proxy materials were requested and multiple shareholders shared an address, we have delivered only one set of proxy materials, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents were delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify Broadridge if you hold registered shares. Registered shareholders may notify Broadridge Financial Solutions, Inc. at the above telephone number or address.
Q:    What matters will be voted on at the meeting?
A.You are being asked to vote on: (i) the election of five individuals to serve as Class I members of our board of directors for terms expiring at the 2026 annual meeting of shareholders and until their successors are elected and have been qualified; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (which is referred to as a "say-on-pay" proposal); (iii) the approval of the adoption of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan; and (iv) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. These matters are more fully described in this proxy statement.
Q: How can I attend the Annual Meeting?
A.The Annual Meeting will be held through an online virtual meeting webcast at www.virtualshareholdermeeting.com/MOFG2023. We strongly encourage all shareholders to attend the meeting virtually.
Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting, which will begin promptly at 2:00 p.m. central time on April 27, 2023, to allow time for you to log in and test the computer software. We encourage our shareholders to access the meeting prior to the start time to allow ample time to complete the online check-in process. You will need to have your 16‐digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting via the online virtual meeting webcast. You will be able to vote your shares electronically and submit your questions during the meeting online. The virtual meeting platform is fully supported across browsers (Internet Explorer, Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the virtual meeting webpage during check-in for shareholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated shareholder list link that will appear on your screen. The shareholder list may be accessed at any time during the meeting or any adjournment.
You are entitled to participate in the Annual Meeting only if you were a shareholder of record as of the record date or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the Annual Meeting.

Q:    How do I ask questions at the Annual Meeting if I attend the online virtual meeting webcast?
A.To ask a question through the online virtual meeting webcast at www.virtualshareholdermeeting.com/MOFG2023, you will need to have your 16‐digit control number included on your notice (or proxy card if you received paper copies of the proxy materials). If you would like to submit a question, click on the “Q&A” button at the bottom of the screen, enter your question in the text box and click on “Submit” at any time during the Annual Meeting.
Q:    How do I vote?
A.After reviewing this document, submit your proxy using any of the proxy voting methods indicated on the notice. You may vote by telephone (if you received paper copies of the proxy materials), by Internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail (if you received paper copies of the proxy materials), or through the online virtual meeting webcast. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to participate in the virtual-only Annual Meeting, please vote by following the instructions on the notice.
If you sign, date, and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all five nominees named in this proxy statement, “for” the say-on-pay proposal, “for” the adoption of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan, and “for” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
If you are a beneficial owner and a broker or other fiduciary is the record holder (which is usually referred to as “street name” ownership), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
To vote during the Annual Meeting, you may go to www.virtualshareholdermeeting.com/MOFG2023 to attend the Annual Meeting via online virtual meeting webcast and vote online. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) when you access the website and follow the instructions to vote by clicking the “voting” button on your screen. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares held in the name of a broker or other fiduciary also may be voted electronically during the Annual Meeting by following the instructions provided by your broker or other fiduciary. Even if you plan to attend the Annual Meeting through the online virtual meeting webcast, we ask that you complete and return your proxy card, or vote by telephone or Internet, in advance of the Annual Meeting in case your plans change.

Q:    If I hold shares in the name of a broker, who votes my shares?
A.Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on non-routine matters unless they have received such voting instructions. The ratification of the appointment of the Company’s independent registered public accounting firm is considered to be a routine matter, and the election of directors, approval of an equity incentive plan, including the 2023 Equity Incentive Plan and say-on-pay proposal are considered to be non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, but generally will not be permitted to vote on any of the other matters described in this proxy statement.
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

Q:     How will my shares of common stock held in the employee stock ownership plan be voted?
A.We maintain an employee stock ownership plan ("ESOP") that owns 404,622, or 2.6%, of the current outstanding shares of our common stock. Employees of the Company and the Bank participate in the ESOP. As of the record date, 404,622 shares have been allocated to ESOP participants. Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of our common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of our common stock held in the ESOP, but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in proportion to the results of the votes cast on the issue by the participants and beneficiaries.
Q:    What does it mean if I receive more than one notice card?
A.It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers or other fiduciaries. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of common stock held in each of your different accounts.
Q:    What if I change my mind after I vote?
A.If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•timely submitting another proxy via the telephone or Internet, if that is the method that you originally used to submit your proxy;
•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by mail;
•sending notice to us that you are revoking your proxy; or
•voting through the virtual online meeting webcast.
All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary. If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.
Q:    How many votes do we need to hold the annual meeting?

A.The holders of a majority of the votes entitled to be cast as of the record date must be present online or by proxy at the Annual Meeting in order to hold the meeting and conduct business. Votes are counted as present at the meeting if the shareholder either:
•is present through the virtual online meeting webcast; or
•has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).

Virtual attendance at the Annual Meeting constitutes “in person” for purposes of determining a quorum at the Annual Meeting. On March 1, 2023, the record date, there were 15,675,325 shares of common stock issued and outstanding. Therefore, at least 7,837,663 shares need to be present through the virtual online meeting webcast, or by proxy, at the Annual Meeting to hold the meeting and conduct business.
Q:    What happens if a nominee is unable to stand for re-election?
A.The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

Q:    What options do I have in voting on each of the proposals?
A.Except with respect to the election of directors, you may vote “for,” “against” or “abstain” on each proposal properly brought before the meeting. In the election of directors, you may vote “for” or “withhold authority to vote for” each nominee. There is no cumulative voting for the election of directors.
Q:    How many votes may I cast?
A.Generally, you are entitled to cast one vote for each share of stock you owned on the record date.
Q:    How many votes are needed for each proposal?
A.Except with respect to the election of directors, each matter that arises at the Annual Meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors will be elected by a plurality of the votes cast, and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne. Please note, however, that because the say-on-pay vote is advisory, the outcome of such vote will not be binding on the board of directors or the Compensation Committee.
Also, please remember that the election of directors, approval of the 2023 Equity Incentive Plan and the say-on-pay proposal are each considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.
Abstentions and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether or not a quorum is present. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.
Q:    Where do I find the voting results of the meeting?
A.If available, we will announce voting results during the Annual Meeting. The voting results also will be disclosed in a Form 8-K that we expect to file within four business days after the Annual Meeting.
Q:    Who bears the cost of soliciting proxies?
A.We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person, by telephone, or by email. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING THROUGH THE ONLINE VIRTUAL MEETING WEBCAST.

PROPOSAL 1:
ELECTION OF DIRECTORS
MidWestOne Financial’s board of directors is divided into three classes. At the Annual Meeting to be held on April 27, 2023, you will be entitled to elect five directors for terms expiring at the 2026 Annual Meeting and until their successors are elected and have been qualified, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.
The Nominating and Corporate Governance Committee of our board of directors has nominated five persons for election at this Annual Meeting, all of whom are incumbent directors. These nominations were further approved by the full board. We did not receive any shareholder nominations for directors for the 2023 annual meeting. Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, year first elected or appointed as a director, position with MidWestOne Financial, qualifications to serve on the board and business experience. Unless otherwise specified, each position currently held by a nominee or director has been held for at least five years. The five nominees for director, if elected at the Annual Meeting, will serve for terms expiring at the 2026 annual meeting of shareholders and until their successors are elected and have been qualified.
Unless authority to vote for the nominees is withheld, the shares represented by the proxies will be voted “for” the election of the nominees proposed by the board of directors.
The board of directors recommends that you vote your shares “for” each of the nominees for director. Proxies properly submitted will be voted “for” each nominee unless shareholders specify otherwise.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND NAMED EXECUTIVE OFFICERS
All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.
No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer, except for Tracy S. McCormick, who is the daughter of Director Emeritus W. Richard Summerwill and is also a blood relative of Director Emeritus John S. Koza. No nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

NOMINEES

Class I - Term Expiring 2026

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Larry D. Albert	2018	Director of MidWestOne Financial and the Bank
Charles N. Funk	2000	Director, former Chief Executive Officer of MidWestOne Financial and the Bank, current Special Advisor to the Chief Executive Officer of MidWestOne Financial
Douglas H. Greeff	2019	Director of MidWestOne Financial
Jennifer L. Hauschildt	2019	Director of MidWestOne Financial and the Bank
Charles N. Reeves	2022	Director and Chief Executive Officer of MidWestOne Financial and the Bank
Larry D. Albert. Mr. Albert, 72, is the retired Executive Vice President of the Company, a position he held from the May 2015 completion of our merger with Central to his retirement in September 2015. He also served as Chief Executive Officer and as a director of Central Bank from 1996 to 2015. Mr. Albert currently serves as director of the Company and the Bank. He received his Bachelor’s degree from Westmar University and his MBA from the University of St. Thomas. Among other attributes, skills and qualifications, we believe Mr. Albert is qualified to serve as a director of the Company and on the Audit Committee because, as a Director of the Bank and former Chief Executive Officer of Central Bank, he is familiar with the Bank’s business and industry and with Bank strategy.
Charles N. Funk. Mr. Funk, 68, served as the Chief Executive Officer of the Company from March 2008 through October 2022 and the Bank from November 2000 through October 2022. He also served as President of the Company and the Bank from November 2000 to July 2020. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank-Des Moines. Mr. Funk has taught for the Colorado Graduate School of Banking in Boulder, Colorado, the Iowa School of Banking, and the Stonier Graduate School of Banking at Georgetown University. He previously served on the board of Folience and the American Bankers Association and was the Chairman of the Iowa Bankers Association in 2010 and 2011. Mr. Funk graduated with a Bachelor’s degree from William Jewell College. We consider Mr. Funk to be a qualified candidate for service on the board due to his extensive expertise in the financial services industry, particularly in the state of Iowa, and intimate knowledge of MidWestOne Financial Group’s business and operations and because of his previous role as the Chief Executive Officer of MidWestOne Financial and the Bank. Mr. Funk is currently serving as a Special Advisor to the Chief Executive Officer through April 2023.
Douglas H. Greeff. Mr. Greeff, 67, is presently the CFO and Director of TRX. Also, he is President of Greeff Advisory LLC in New York, New York, a shareholder advising service. He recently served as the Director and Executive Vice President of Omnisure LLC, a specialty finance company and customized payment plan provider for vehicle and home service contracts, and Interim Chief Financial Officer of Microfinancial Inc., a specialized commercial/consumer finance company. He also served as the Chief Financial officer of Heyman Companies, and of Revlon, Inc., both of New York, New York. Mr. Greeff received his Bachelor’s degree in Economics from Williams College, and completed a Master’s program in Accounting at the NYU School of Business Administration. We consider Mr. Greeff to be a qualified candidate for service on the board and the Compensation Committee due to his extensive finance and corporate experience.

Jennifer L. Hauschildt. Ms. Hauschildt, 53, is the global Chief Human Resources Officer for Uponor, a leading provider of crosslinked polyethylene (PEX) plumbing, radiant heating/cooling, hydronic piping, pre-insulated piping and fire sprinkler systems for residential and commercial structures, headquartered in Helsinki, Finland. She is a board member of the Minnesota High Tech Association Foundation. Ms. Hauschildt received her Bachelor's degree from Gustavus Adolphus College, and an MBA from the University of Minnesota. We consider Ms. Hauschildt to be a qualified candidate for service on the board and Compensation Committee due to her extensive corporate experience, specifically relating to Human Resources and Information Technology.

Charles N. Reeves. Mr. Reeves, 55, is the Chief Executive Officer of the Company and the Bank. Prior to joining the Company in November 2022, he served as the President and Chief Executive Officer for Beach Bancorp, Inc. in Florida. Prior to that, Mr. Reeves was employed by Cascade Bancorp, most recently serving as President and Chief Operating Officer. Prior to that, Mr. Reeves had a 22-year career at Fifth Third Bank, serving in a variety of roles including Executive Vice President, Commercial Banking in Chicago and as Chicago Market President. Mr. Reeves has served on the boards of Positive Coaching Alliance, Florida Bankers Association, United Way, and American Heart Association. Mr. Reeves received his Bachelor of Arts from Miami University in Oxford, Ohio. We consider Mr. Reeves to be a qualified candidate for service on the board due to his extensive expertise in the financial services industry, his blend of community and regional bank leadership, and his knowledge of MidWestOne Financial’s business and operations and because of his role as the Chief Executive Officer of MidWestOne Financial and the Bank.

CONTINUING DIRECTORS

Class II - Term Expiring 2024

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Richard R. Donohue	2008	Director of MidWestOne Financial and the Bank
Richard J. Hartig	2019	Director of MidWestOne Financial and the Bank
Nathaniel J. Kaeding	2018	Director of MidWestOne Financial and the Bank
Ruth E. Stanoch	2015	Director of MidWestOne Financial and the Bank
Richard R. Donohue. Mr. Donohue, 73, is the former Managing Partner of TD&T CPAs and Advisors, P.C. in Cedar Rapids, Iowa, a certified public accounting firm in which he was involved in all phases of the practice. Mr. Donohue joined the board of directors of the former MidWestOne Financial in 1999. He became a director of the Company upon completion of our merger with the former MidWestOne Financial in March 2008. Mr. Donohue was appointed to the board of directors of the Bank in 2009. We consider Mr. Donohue to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Corporate Governance Committee due to his business and financial accounting expertise acquired as the managing partner of a certified public accounting firm, as well as his knowledge of and prominence in our market area.

Richard J. Hartig. Mr. Hartig, 73, is Chairman of Hartig Drug Stores, a regional pharmacy chain, and founder of MedOne Healthcare Systems, a pharmacy benefits firm, both located in Dubuque, Iowa. He became a director of the Company and the Bank upon completion of our merger with ATBancorp in May 2019. He also served as a director of American Trust and Savings Bank since 1991. Mr. Hartig received his Bachelor’s degree in Pharmacy and an MBA, both from Drake University, and is a member of the Iowa Pharmacists Association. We consider Mr. Hartig to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his experience as an entrepreneur and business owner with a lifelong Midwest presence.

Nathaniel J. Kaeding. Mr. Kaeding, 40, is the Director of Business Development and Client Relations for Build to Suit, Inc., a construction management and real estate development firm based in Bettendorf and Coralville, Iowa. Prior to his role with Build to Suit, Inc., Mr. Kaeding served as the Director of Retail Development for the Iowa City Downtown District where he managed economic development and various marketing, branding and place-making initiatives for the District. Mr. Kaeding is an Iowa City native and attended the University of Iowa as an undergraduate where he earned both academic and athletic All-American honors as a member of the University of Iowa football team. Mr. Kaeding was selected as the 65th pick in the 2004 NFL draft by the San Diego Chargers and enjoyed a nine-year career as a place-kicker in the NFL. Upon retirement from the NFL, Mr. Kaeding returned to Iowa City and earned an MBA from the University of Iowa. We consider Mr. Kaeding to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his experience in the real estate industry, over ten years as a business owner with executive experience managing companies, and his strong ties within and significant involvement in the Iowa City community.

Ruth E. Stanoch. Ms. Stanoch, 64, has been a corporate affairs consultant since 2008, and president/owner of Strategic Points Consulting, LLC since 2022. She became a director of the Company upon completion of our merger with Central in May 2015 and a director of the Bank in 2016. Among her prior experiences, in 2010, Ms. Stanoch served as the senior advisor to Minnesota's governor-elect, Mark Dayton, and from 1994 to 2007, was employed with Thomson Legal & Regulatory. Between 2010 and 2012, Ms. Stanoch also served on various committees of the Board of Directors of Archipelago Learning, Inc., a leading subscription-based online education company, which was a public company. She received her Bachelor's degree from the University of Minnesota, and was a policy fellow at the University of Minnesota's Humphrey Institute of Public Affairs. Among other attributes, skills and qualifications, we believe that Ms. Stanoch's extensive corporate experience, leadership at a large corporation and previous service on a public company board provide valuable experience to the Company's board, Compensation Committee, and Nominating and Corporate Governance Committee.

Class III - Term Expiring 2025

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Janet E. Godwin	2019	Director of MidWestOne Financial and the Bank
Matthew J. Hayek	2019	Director of MidWestOne Financial and the Bank
Tracy S. McCormick	2011	Director of MidWestOne Financial and the Bank
Kevin W. Monson	2005	Chair of MidWestOne Financial and the Bank
Janet E. Godwin. Ms. Godwin, 57, is the Chief Executive Officer of ACT, Inc, a nonprofit company and global leader in providing educational and career assessments, where she oversees all aspects of the organization, including defining company strategy, product development, sales, and operations for the parent and subsidiaries. Ms. Godwin received a Bachelor’s degree in English from the University of Oklahoma, a Master’s degree in English from the University of Iowa, and has participated in the Advanced Management Program of the Wharton School at the University of Pennsylvania. She is past-President of the Board of Education of the Iowa City Community School District. Among other attributes, skills and qualifications, we consider Ms. Godwin to be a qualified candidate for service on the board and the Compensation Committee due to her business expertise, her strong ties within the Iowa City community, and her significant involvement in the Iowa City community.
Matthew J. Hayek. Mr. Hayek, 53, is an attorney at Hayek, Moreland, Smith & Bergus, LLP, a general service law firm in Iowa City, where his practice focuses on business and real estate law. A fifth generation Iowa Citian, Mr. Hayek received a B.A. with honors in Social Sciences from the University of Michigan and a J.D. from the University of Michigan Law School. Prior to graduate school, he served for two years in Bolivia with the United States Peace Corps. He worked at law firms in Atlanta and Chicago before returning to Iowa City. He served on the City Council of Iowa City from 2008 to 2016 and as Mayor of Iowa City from 2010 to 2016. He has held leadership positions in various civic and nonprofit organizations and received the Iowa State Bar Association Pro Bono Award. Among other attributes, skills and qualifications, we consider Mr. Hayek to be a qualified candidate for service on the board, Nominating and Corporate Governance Committee, and Audit Committee due to his legal expertise and his significant involvement in the Iowa City community.

Tracy S. McCormick. Ms. McCormick, 62, is the Chief Financial Officer and a director of Mill Creek Development Company, an urban planning and development company in Pasadena, California. She currently serves on the board of Folience, a private company based in Cedar Rapids, Iowa. Her prior experience includes a career in investment banking with J.P. Morgan & Co., Incorporated in New York, Chicago, and Los Angeles. Ms. McCormick is the daughter of our former Chairman and current Director Emeritus, W. Richard Summerwill, and became a director of the Company in 2011 following his retirement from the board. She became a director of the Bank upon the completion of our merger with Central in May 2015. Ms. McCormick received a Bachelor’s degree in Economics and Communications from the University of Michigan and a M.Sc. in Economics from the London School of Economics and Political Science. We consider Ms. McCormick to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to her skills and expertise developed in investment banking and subsequent business experience.

Kevin W. Monson. Mr. Monson, 71, is the Chair of the Board of the Company and Chair of the Board of the Bank. He served as the President, Managing Partner and the largest shareholder of Neumann Monson, Inc., an architectural services firm headquartered in Iowa City, from 1992 through 2017, retiring as Chairman of the Board in December 2020, at which time he sold his stock. He became a director of the Company and the Bank in 2005. Mr. Monson is also the majority partner in Tower Partners, a real estate investment partnership, and several other real estate investment corporations. We consider Mr. Monson to be a qualified candidate for service on the board due to his skills and expertise developed as the head of a successful architectural firm and his knowledge of and prominence in the Iowa City market.

As previously announced on October 19, 2022 in the Form 8-K that was filed with the SEC, Douglas K. True notified the Company on October 18, 2022 of his decision to resign as a member of the board of directors of the Company and the Bank, effective November 1, 2022. Mr. True became a director of the Company and the Bank in 2017.

In addition, Mr. W. Richard Summerwill, who had served on our board of directors since our formation in 1983 and served as our long-time Chief Executive Officer prior to our merger with the former MidWestOne Financial in March 2008, and Mr. John S. Koza, who also had served on our board of directors since our formation in 1983 and retired from the board in 2014, both currently serve as non-voting Directors Emeriti.

BOARD DIVERSITY DISCLOSURE
In accordance with the Nasdaq Listing Rule 5606, each Company must disclose annually information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the board of directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (As of March 15, 2023)

Total Number of Directors		13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Diversity Matrix (As of March 15, 2022)

Total Number of Directors		13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
EXECUTIVE OFFICERS
In addition to Charles N. Reeves, who serves as our Chief Executive Officer and Charles N. Funk, who was formerly our Chief Executive Officer and now serves as a Special Advisor to the Chief Executive Officer as described above, the following individuals serve as executive officers of MidWestOne Financial, and are named in the compensation tables included in this proxy statement:
Len D. Devaisher. Mr. Devaisher, 46, is the President and Chief Operating Officer of the Company and the Bank, and served as the interim Chief Executive Officer of the Company and the Bank between August 12, 2022 through November 1, 2022. Prior to joining the Company in July 2020, he served as the Vice President for Resource Development for the United Way of Dane County. Prior to that, Mr. Devaisher was employed by Old National Bank, serving in a variety of roles between 2000 and 2019. Most recently, he served as Chief Executive Officer, Wisconsin Region, from 2016 to 2019. He also served as Chief Operating Officer of Young Life, Africa from 2010 to 2013. Mr. Devaisher earned a Bachelor of Science degree in Economics from the University of Evansville, completed the American Bankers Association Stonier Graduate School of Banking, and earned a leadership certificate in banking from The Wharton School at the University of Pennsylvania.

Barry S. Ray. Mr. Ray, 51, is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Company in June 2018, he was employed since 2006 by Columbia State Bank, a subsidiary of Columbia Banking System, Inc., where his last position held was Chief Accounting Officer and Controller. Prior to that, he was employed as a Business Analyst, Investment Operations, with Russell Investment Group from 2005 to 2006, and prior to that, was a Consulting Services Manager with RSM US LLP from 2000 to 2005. Mr. Ray served in the U.S. Navy, and received his Bachelor’s degree from the University of Washington. He is a Certified Public Accountant.

David E. Lindstrom. Mr. Lindstrom, 56, is the Executive Vice President, Retail Banking of the Bank, a position he has held since January 2018. Prior to his employment with the Bank, Mr. Lindstrom was employed by BMO Harris Bank, a subsidiary of the Bank of Montreal, since 1989. From 2014 to January 2018, he served as Market President, West Market, MN of BMO Harris Bank, where he was responsible for driving growth across all business lines and acting as a key community contact for the bank. From 2012 to 2014, he was the Senior Vice President, Head of Retail Banking and Regional Sales Manager, Northwest Region, Minnesota and Wisconsin for BMO Harris Bank. Prior to that, he acted as Regional President and was also the Senior Vice President/Head of Retail Banking for M&I Marshall and Ilsley Bank. Mr. Lindstrom received his Bachelor’s degree in economics from the University of Wisconsin, Madison.

Gary L. Sims. Mr. Sims, 61, is the Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank. Prior to joining the Company in June 2018, he served as Managing Director - Corporate and Institutional, and as the Chief Credit Officer of NBH Bank from May 2011 through June 2018. Prior to that, he was employed as the Senior Credit Officer for Regions Bank in Dallas, Texas from April 2005 through May 2011. Mr. Sims received a Bachelor of Business Administration degree in Finance from the University of North Texas, Denton, Texas.

CORPORATE GOVERNANCE AND BOARD MATTERS
General
The board has adopted guidelines on significant corporate governance matters that, together with our Code of Business Conduct and Ethics and other policies, creates our corporate governance standards. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance standards, the board does not involve itself in the day-to-day operations of MidWestOne Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Reeves, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).
With the exception of Mr. Reeves and Mr. Funk, each of our current directors and nominees is “independent,” as defined under The Nasdaq Stock Market LLC’s listing rules, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which is made up solely of independent directors. The current charters of each of these committees are available on our website at www.midwestonefinancial.com. Our Code of Business Conduct and Ethics is also available on our website. Also posted on our website is a general description regarding our Company and links to our filings with the SEC.
Our board of directors held six regular and special meetings during 2022. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholders’ meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting of shareholders was attended in person, by telephone or through the online webcast by all of the directors in office at such time.
Audit Committee
In 2022, the Audit Committee was comprised of Messrs. Donohue (Chair), Albert, True (until is retirement, which was effective on November 1, 2022), and Hayek (effective November 15, 2022) and Ms. McCormick. It is anticipated that the composition of the Audit Committee will remain the same throughout 2023. Each individual is considered to be “independent” under Nasdaq listing rules and the regulations of the SEC, including Rule 10A-3 of the Exchange Act. The board of directors has determined that Mr. Donohue qualifies as an “audit committee financial expert” under the regulations of the SEC. The board has based this determination on Mr. Donohue’s education and his professional experience as the former managing partner of a certified public accounting firm.

The functions performed by the Audit Committee include, among other things, the following:
•overseeing our accounting and financial reporting;
•selecting, appointing and overseeing our independent registered public accounting firm;
•reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results;
•meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and
•discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
To promote independence of the audit function, the Audit Committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the Audit Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com under “Corporate Information - Committee Charting” and by clicking on “Audit Committee.” In 2022, the Audit Committee met fourteen times.
Compensation Committee
In 2022, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Ms. Hauschildt, and Ms. Stanoch, and Messrs. Greeff and True (until his retirement, which was effective on November 1, 2022). It is anticipated that the composition of the Compensation Committee will remain the same throughout 2023. Each individual is considered to be an “independent” director as defined by Nasdaq listing rules and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee is responsible for the development of MidWestOne Financial’s compensation philosophy and the design, implementation and monitoring of its executive compensation programs. It determines the structure and components of the programs and reviews and approves the compensation of our named executive officers (“NEOs”) and directors. The Compensation Committee annually assesses the performance of the current Chief Executive Officer, Charles N. Reeves and our former Chief Executive Officer, current Special Advisor to the Chief Executive Officer, Charles N. Funk, and determines their salary, short-term incentive compensation and long-term incentive compensation. It also determines the salaries and incentive compensation of our other NEOs, based upon an assessment from Mr. Reeves and Mr. Funk of each NEO’s individual performance. The Compensation Committee consults with management and its independent advisors on a variety of matters, including the annual review of MidWestOne Financial’s compensation programs relative to its peers and industry best practices. It ensures that its programs do not create inappropriate risk to MidWestOne Financial and uses its best judgment to develop executive compensation programs that are consistent with the Company’s operating principles, strategy and performance. The Compensation Committee’s duties, responsibilities, and functions are further described in its charter. The Committee reviews its charter annually and recommends approval of the charter to MidWestOne Financial’s Board of Directors. The Committee’s charter is available on our website, www.midwestonefinancial.com under “Corporate Information – Committee Charting” and by clicking on “Compensation Committee.”

The Compensation Committee met eight times during 2022. Ms. McCormick also met as needed with internal staff members and members of management, as well as the Committee’s independent advisors, to prepare for committee meetings and to assemble compensation information for this proxy statement.

Nominating and Corporate Governance Committee
In 2022, the Nominating and Corporate Governance Committee of MidWestOne Financial was comprised of Messrs. Hayek (Chair), Donohue, Hartig, and Kaeding, and Ms. Stanoch. It is anticipated that the composition of the Nominating and Corporate Governance Committee will remain the same throughout 2023. Each individual is considered “independent” under Nasdaq listing rules. The primary purposes of the Nominating and Corporate Governance Committee are to identify and recommend individuals to serve on our board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com, under “Corporate Information - Committee Charting” and by clicking on Nominating & Corporate Governance Committee.” In 2022, the Nominating and Corporate Governance Committee met three times.

Director Nominations and Qualifications
For the 2023 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board five incumbent directors whose current terms are set to expire at the 2023 annual meeting. These nominations were further approved by the full board. We did not receive any properly-made shareholder nominations for directorships for the 2023 annual meeting.
The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and any shareholder nominees included in the proxy statement, in the same manner. The Nominating and Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While the Nominating and Corporate Governance Committee does not maintain a separate diversity policy, the Nominating and Corporate Governance Committee focuses on qualified director candidates who present varied, complementary backgrounds that emphasize both business experience and community standing. Moreover, the Board Diversity Task Force, which was formed in November of 2020, provides input to the Nominating and Corporate Governance Committee by supporting representation and exploring ways to increase the overall diversity of the Company’s directors, executive officers and employees. The Board is committed to increasing the diversity of the Board in accordance with, and in the timeframe set forth, in the applicable Nasdaq rules.

The Nominating and Corporate Governance Committee has established the following minimum criteria, which it considers necessary for service on the board:
•Each nominee shall meet the minimum requirements for service on the board of directors contained in the Company's bylaws and articles of incorporation;
•Each nominee shall possess the highest personal and professional ethics, integrity and values;
•Each nominee shall have, in the Nominating and Corporate Governance Committee's opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the board;
•Each nominee shall have demonstrated effective leadership and sound judgment in his or her professional life;
•Each nominee shall have a strong appreciation for the community-minded focus of the Company;
•Each nominee shall have exemplary management and communications skills. Most importantly, each nominee must possess the requisite skills and desire to work well within the board structure;
•Each nominee shall be free of conflicts of interest that would prevent him or her from serving on the board;
•Each nominee shall be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of the Company;
•Each nominee shall review and agree to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics;
•Each nominee shall be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time; and
•The "independence" of non-management nominees shall be taken into account so that at least a majority of the board of directors will be made up of directors who satisfy the independence standards set forth by Nasdaq.
The committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual shareholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.
Board Leadership Structure
The positions of Chair of the Board and Chief Executive Officer of MidWestOne are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chair provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chair sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and shareholders. With the Chair’s assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit.
Independent Director Sessions
The board of directors has created the position of a “lead” independent director, currently filled by Ms. McCormick. The Nominating and Corporate Governance Committee reviews this appointment annually, and the full board has the opportunity to ratify the committee’s selection. It is expected that Ms. McCormick will continue to serve as lead independent director after the 2023 annual meeting of shareholders. The lead independent director assists the board in assuring effective corporate governance and serves as chair of the independent director sessions. Consistent with Nasdaq listing rules, the independent directors regularly have the opportunity to meet without the non-independent directors present, and in 2022 there were two such sessions.
Board’s Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, interest rate risks, liquidity risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as risks related to the unintentional effects our compensation plans may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day control of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from our senior officers regarding comprehensive organizational risk as well as particular areas of concern. The Company’s Enterprise Risk Management Committee also plays an important role in risk management, with oversight of the Company’s overall risk framework, including cyber risks, risk appetite, and the identification, measurement, and monitoring of key risks. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the appropriate “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Business Conduct and Ethics is posted on our website at www.midwestonefinancial.com, under “Corporate Information - Governance Documents.” We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and persons performing similar functions, by posting such information on our website.

Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. This prohibition includes the direct or indirect purchase or use of stock options, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities.

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of four members of the board of the Company. All the members of the Audit Committee are independent from management and the Company, as independence is currently defined in the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at www.midwestonefinancial.com.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee discussed with management and the Company’s independent registered accounting firm, referred to in this report as the external auditor, the Company’s annual and quarterly SEC reports on Forms 10-K and 10-Q including the Company’s financial statements and disclosures prior to their public release. The Audit Committee also reviewed, where appropriate, other selected SEC filings and public disclosures regarding financial matters, such as earnings releases, prior to their public release. The Audit Committee discussed with Company management and the external auditor the changes in accounting rules or standards that could materially impact the Company’s financial statements and the implementation of those rules or standards.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s external auditor. The Audit Committee discussed with the Company’s internal auditors and external auditor the overall scope for their respective audits. The Audit Committee meets with the internal auditors and external auditor, with and without management present, to discuss results of their examinations, their evaluations of the Company’s internal control, and overall quality of the Company’s financial reporting. All audit and non-audit services performed by the external auditor of the Company require approval of the Audit Committee.

As part of its oversight responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance and independence, and considers whether continued retention of the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of the lead engagement partner. While RSM US LLP has been retained as the Company’s independent registered public accounting firm since 2013, in accordance with SEC rules and RSM US LLP’s policies, the firm’s lead engagement partner rotates every five years. In assessing RSM US LLP’s qualifications, performance and independence in 2022, the Audit Committee considered, among other things:

•the length of time RSM US LLP has been engaged;
•RSM US LLP’s independence and objectivity;
•RSM US LLP’s industry specific experience;
•historical and recent performance, including the extent and quality of RSM US LLP’s communications with the Audit Committee, and feedback from management regarding RSM US LLP’s overall performance;
•external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on the firm; and
•the appropriateness of RSM US LLP’s fees, including those related to non-audit services.

The Audit Committee believes that the continued retention of RSM US LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with our management and RSM US LLP, the independent registered public accounting firm that audited our financial statements for that period. The Audit Committee has also discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. Based on the review and discussions with management and RSM US LLP, the Audit Committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Submitted by:
The MidWestOne Financial Group, Inc. Audit Committee
Richard R. Donohue (Chair)
Larry D. Albert
Matthew J. Hayek
Tracy S. McCormick

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) section describes MidWestOne Financial Group’s compensation philosophy and policies as applicable to the NEOs listed in the Summary Compensation Table on page 27. It explains the structure of each material element of compensation and provides context for the more detailed disclosure tables and specific compensation amounts which follow this CD&A.

MidWestOne Financial Group and MidWestOne Bank share an executive management team. The members of the executive management team, including the NEOs, are compensated by the Bank, not by MidWestOne Financial. The terms of our executives’ total compensation packages are determined and approved by the Compensation Committee (the “Committee”) based on each executive’s individual performance and roles for both MidWestOne Financial and MidWestOne Bank.
Named Executive Officers
In this CD&A and the executive compensation tables that follow, our six named executive officers (“NEOs”) are:

•Charles N. Reeves III, Chief Executive Officer
•Charles N. Funk, former Chief Executive Officer, Special Advisor to the CEO
•Len D. Devaisher, Interim Chief Executive Officer, President and Chief Operating Officer
•Barry S. Ray, Senior Executive Vice President and Chief Financial Officer
•Gary L. Sims, Executive Vice President and Chief Credit Officer
•David E. Lindstrom, Executive Vice President, Consumer Banking
2022 Business Highlights

•Earned net income of $60.8 million, or $3.87 per diluted common share;
•Improved credit risk profile, nonperforming assets ratio declined to 0.24%;
•Managed expenses, efficiency ratio was 56.98%(1);
•Acquired Iowa First Bancshares Corp, adding loans of $281.3 million and deposits of $463.6 million.
(1)A non-GAAP measure. See pages 46 and 47 of the Company’s Form 10-K for the year ended December 31, 2022, for a reconciliation to the most comparable GAAP equivalent.

The charts below illustrate selected Company financial data over the past six years.
(1)A non-GAAP measure. See pages 46 and 47 of the Company’s Form 10-K for the year ended December 31, 2022 and pages 29 through 30 of the Company’s Form 10-K for the year ended December 31, 2019, for a reconciliation to the most comparable GAAP equivalent.
2022 Say-On-Pay
Say-on-pay is a mandatory but non-binding advisory shareholder vote on executive compensation as part of the Dodd-Frank Act. Consistent with prior years, MidWestOne’s say-on-pay results in 2022 were again among the highest of its executive compensation peers whose group average was 92.1% compared to MidWestOne Financial’s vote at 94.1%. MidWestOne Financial, the Board of Directors and the Committee pay careful attention to communications received from shareholders, including the results of these advisory votes. The Committee considered the results of the 2022 say-on-pay vote as one of the many factors in making 2022 compensation decisions and believes that the vote reflects the robust support of our shareholders with respect to the philosophy and methodology used to which we compensate our executive officers. The Committee did not alter its approach to making compensation decisions as a result of this vote.

Compensation Program Governance
The Committee reviews its policies and practices on a regular basis to ensure they are consistent with strong corporate governance standards. This assessment includes advice from our compensation consultant on industry best practices regarding governance and executive compensation.

What We Do:

•Align the interests of executives and shareholders without creating undue risk
•Establish incentive plan performance metrics using robust financial and strategic goals
•Retain an independent compensation consultant to advise the Committee
•Analyze compensation program data of our industry peers
•Conduct an annual say-on-pay advisory vote

•Conduct annual risk assessments
•Maintain a clawback policy
•Maintain an insider trading policy
•Maintain stock ownership guidelines for executives and directors
What We Don’t Do:

•Reward executives for taking inappropriate and unnecessary risk
•Provide multi-year guaranteed salary increases or guaranteed incentives
•Provide uncapped incentive award payments
•Pay for below-threshold performance
•Permit hedging of our stock by executives or directors
•Provide excessive perquisites for executives or directors
Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive compensation that rewards executives for performance and the management of risk and to align the interests of our executives with those of our shareholders. The Committee believes our executive compensation program supports the Company’s achievement of sustained, long-term financial success and the overall goal of increasing shareholder value.

MidWestOne Financial’s executive compensation program is designed and structured to:
•Attract, retain and motivate highly qualified executives;
•Align executive interests with shareholder interests;
•Link overall compensation to Company performance;
•Emphasize goal-based performance incentives aligned with annual and long-term results and strategic objectives;
•Provide flexibility to recognize, differentiate, and reward individual performance;
•Create alignment among top executives;
•Maintain the highest level of ethical standards and conduct; and
•Mitigate undue risk to MidWestOne Financial.
The Committee continues to be mindful of the importance of an executive compensation program that is designed to include incentives that do not threaten the value of MidWestOne Financial or the investments of our shareholders. In its development and review of compensation elements for key executives, the Committee uses as a reference the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010. This document establishes a framework for assessing the soundness of incentive plans, programs, and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Committee meets with MidWestOne Financial’s Chief Risk Officer annually to review and discuss the management of any risks associated with our compensation program. The Committee has concluded that the Company’s incentive programs are consistent with the principles set forth in the regulatory guidance and with overall corporate objectives and are reasonably unlikely to have a material adverse effect on MidWestOne Financial.

Compensation Process

Role of Compensation Committee. The Committee is responsible for the development and oversight of the Company’s executive compensation programs. It reviews and approves the compensation of executive officers, including the NEOs, for the current year and sets goals and payout levels for the following year. In conducting its review, the Committee considers quantitative performance results, the officer’s individual contributions and level of responsibility, and competitive market data. In setting goals and payout levels, the Committee considers the Company’s financial forecast, strategic initiatives, peer group data, and macroeconomic conditions. In general, the Committee is guided by sound risk management, industry best practices, peer group data and Company performance when making decisions about executive compensation.

Role of Executive Officers in Compensation Decisions. The Committee is responsible for all compensation decisions affecting our NEOs. For each executive other than himself, the CEO presents annual evaluations of such executives and makes recommendations to the Committee regarding their compensation. This assessment considers each executive’s efforts in achieving his or her individual goals for the year and the executive’s contribution to the financial performance of MidWestOne Financial. No executive officer, including the CEO, participates in any recommendation, discussion, or decision with respect to his or her own compensation or benefits. The Committee independently reviews the CEO’s annual performance assessment, which is prepared by Ms. McCormick with input from Mr. Monson. As with the reviews of the other NEOs, the assessment considers the CEO’s individual performance and contribution to the overall performance of MidWestOne Financial. Based on the review, the Committee determines the CEO’s compensation for the year. The Committee then reports its NEO compensation decisions to the full Board of Directors. Performance metrics and goals for the upcoming year are developed in consultation with the CEO, taking into consideration the strategic and financial objectives of MidWestOne Financial.

Role of Independent Consultant. The Committee believes that it is important to obtain objective, independent guidance in carrying out its responsibilities and under its charter, the Committee has the authority to hire outside consultants and independent advisors to provide advice and recommendations on executive and director compensation.

In 2022, the Committee continued to retain the compensation consulting services of Frederic W. Cook & Co., Inc. (“F.W. Cook”), Chicago, IL, to provide information on compensation trends and best practices for executives and directors and to help review and analyze our executive compensation practices and procedures. Services provided by F.W. Cook included assessment of the Company’s peer group banks and recommendations for changes, and analysis of each component of NEO compensation compared to that paid by the peer group banks. In addition, F.W. Cook provided input and guidance on the 2023 Equity Incentive Plan (“2023 Equity Plan”), which will replace the 2017 Equity Incentive Plan (“2017 Equity Plan”) upon approval by shareholders.

The Committee reviewed F.W. Cook’s independence in accordance with the Committee’s charter and applicable Nasdaq rules and determined that there were no conflicts of interest that would impair its independence.

Peer Group Benchmarking. The Committee, with guidance from F.W. Cook, annually reviews its designated peer group. The Committee uses the peer group to analyze the competitiveness of our executive compensation program in terms of pay levels and program design. The peer group companies are selected using objective criteria that consider MidWestOne Financial’s asset size, business lines, and geographical footprint. The annual review resulted in the addition of Independent Bank Corporation to the peer group.

The 2022 peer group included:

Community Trust Bancorp, Inc., Pikeville, KY	Independent Bank Corporation, Grand Rapids, MI
Equity Bancshares, Inc., Wichita, KS	Lakeland Financial Corporation, Warsaw, IN
First Busey Corporation, Champaign, IL	Mercantile Bank Corporation, Grand Rapids, MI
First Financial Corporation, Terra Haute, IN	Midland States Bancorp, Inc., Effingham, IL
First Mid Bancshares, Inc., Mattoon, IL	National Bank Holdings Corporation, Greenwood Village, CO
German American Bancorp, Inc., Jasper, IN	Nicolet Bankshares, Inc., Green Bay, WI
Great Southern Bancorp, Inc., Springfield, MO	QCR Holdings, Inc., Moline, IL
Hills Bancorporation, Hills, IA	Stock Yards Bancorp, Louisville, KY
Horizon Bancorp, Michigan City, IN	West Bancorporation, Inc., West Des Moines, IA

The Committee’s objective is to offer total target compensation for NEOs that is competitive with MidWestOne Financial’s peers. The Committee does not tie the compensation of our executives to specific market percentiles. Instead, the Committee considers a number of factors to determine the appropriate pay levels and plan designs for our executive officers. In addition to peer group data, these factors include Company, business unit and individual performance, experience and scope of responsibility, leadership skills, and internal pay equity. The Committee, with the assistance of F.W. Cook, annually performs a detailed review of MidWestOne Financial’s total compensation levels for NEOs by pay component and uses the peer group data to validate the appropriateness of the final compensation packages provided to our executives.
Compensation Components
There are four primary components to our executive officer compensation program: base salary, annual cash incentive awards, equity awards and benefits and other perquisites. The Committee believes that the use of both cash and equity compensation incentivizes executives by rewarding them for performance that increases shareholder value. In determining NEO compensation, the Committee considers and evaluates all components of the officer’s total compensation with the intention of providing each executive with a competitive compensation package that is appropriately performance based. The Committee considers the research and analysis conducted by F.W. Cook to ensure that the total compensation paid to each of our NEOs remains competitive with the total compensation paid by our peers.

Compensation Element	Form	Purpose
Salary	Cash	Attract and retain executive talent by providing stable, competitive pay
Annual Cash Incentive Awards	Cash	Motivate and reward executives for achievement of annual financial and individual goals
Long-Term Incentives	Equity	Motivate executives to produce superior and sustained long-term performance and align their interests with those of shareholders
Benefits & Perquisites		Attract and retain executives by providing access to all-employee plans which support health and retirement needs
2022 Compensation Decisions

Base Salaries. The Committee believes the provision of competitive base salaries allows MidWestOne Financial to attract and retain executive talent. Base salaries of our NEOs are typically adjusted during the annual performance review process. In setting annual base salaries, the Committee considers an executive’s level of responsibility, experience, industry knowledge, individual performance during the prior year, internal pay equity and information concerning the compensation practices of our peer group.

2022 base salaries for each NEO are set forth below:

Executive Officer	2021 Base Salary	2022 Base Salary	% Change
Charles N. Reeves III(1)	$—	$625,000	—
Charles N. Funk(2)	$511,250	$550,000	7.6%
Len D. Devaisher(3)	$394,500	$410,500	4.1%
Barry S. Ray	$310,405	$329,000	6.0%
Gary L. Sims	$254,786	$271,750	6.7%
David E. Lindstrom	$242,600	$255,000	5.1%
(1)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.
(2)    Mr. Funk stepped down as Chief Executive Officer of the Company, effective November 1, 2022, and will serve as Special Advisor to the CEO until April 27, 2023, at which time he will retire from employment with the Company. In his capacity as Special Advisor to the CEO, Mr. Funk’s annual base salary was adjusted to $150,000, effective November 1, 2022.
(3)    In recognition of his role as Interim Chief Executive Officer of the Company, Mr. Devaisher received additional base salary compensation equal to $7,041.67 per month (pro-rated for any partial month) from the period August 12, 2022 to November 1, 2022.

Annual Cash Incentive Awards. Named executive officers and other executives may earn annual cash incentives based on the attainment of pre-determined quantitative and qualitative goals deemed important for the near-term financial success of MidWestOne Financial. The executive annual cash incentive plan is designed to incentivize the achievement of both individual and corporate goals while considering the mitigation of any risks which may affect MidWestOne Financial’s overall financial performance. The Committee believes these awards motivate executives to collectively produce outstanding results, encourage superior performance, and reflect our pay-for-performance philosophy. All NEOs were eligible to participate in the 2022 executive cash incentive plan, with the exception of Mr. Reeves, who joined the Company on November 1, 2022, and received an incentive award for 2022 in the amount of $62,500.

The executive annual cash incentive plan establishes a threshold, target and exceptional level of incentive award opportunity that each NEO is eligible to earn, expressed as a percentage of base salary. For each NEO, the Committee sets quantitative and qualitative performance measures, ranges for each measure and the weight assigned to each measure, all designed to reflect MidWestOne Financial’s strategic objectives for 2022. Target goals are generally set at budget levels and are appropriately challenging for each NEO. The maximum payment an executive can earn for exceptional performance is 150% of the target opportunity. NEOs may receive a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. For performance below the threshold level of any goal, there is no incentive payment with respect to that goal. The Committee retains the discretion to increase or decrease the amount of any incentive compensation plan payment if it determines that special circumstances existed during the year which warranted adjustment or payment of any incentive amount.

The process of setting goals takes place at the beginning of each year. The Committee also references external market data to determine appropriate target levels of payments. The CEO provides goals and performance grids for members of senior management other than himself to Ms. McCormick for her initial review. Ms. McCormick, with input from Mr. Monson, discusses with the members of the Committee the CEO’s recommendations as well as goals applicable to the CEO’s annual incentive award. Ms. McCormick then presents incentive plan recommendations to the Committee for approval.

The 2022 executive annual cash incentive plan utilized five goals, three of which were based on financial metrics consistent with our strategic plan and applied across all NEOs and other members of senior management, with the exception of Mr. Sims, who was evaluated based on an asset quality metric instead of the efficiency ratio. The Committee believes the financial goals encourage superior performance in critical areas that drive shareholder value. The other two metrics are specific to each NEO and include key individual quantitative and qualitative goals. The performance components, respective weightings, and percentage of salary each NEO was eligible to earn for target 2022 performance, were as follows:

Executive Officer	Core EPS	Core ROATCE	Efficiency Ratio	Individual Goals Specific to NEO Role	2022 Target Incentive % Salary
Charles N. Funk	20%	20%	20%	40%	60%
Len D. Devaisher	20%	20%	20%	40%	45%
Barry S. Ray	20%	20%	20%	40%	40%
Gary L. Sims	20%	20%	–%	60%(1)	35%
David E. Lindstrom	20%	20%	20%	40%	35%
(1)    Mr. Sims was evaluated based on an Asset Quality metric, weighted at 20%, rather than the Efficiency Ratio.
Financial Performance. A significant portion of each NEO’s incentive compensation is tied to MidWestOne Financial’s earnings per share and return on average tangible equity (“ROATCE”), as these metrics require the collective efforts of the senior management team and drive long-term shareholder value. The Committee set the target and exceptional level of earnings per share at $3.58 and $3.87, respectively, and the target and exceptional level of ROATCE at 12.80% and 13.70%, respectively. For 2022, the Company reported earnings per share of $3.87 and a ROATCE of 15.89%(1), which met or exceeded the exceptional level for both metrics. The Committee adjusted both metrics to exclude the bargain purchase gain and merger-related costs associated with the Iowa First Bancshares Corp. (“IOFB”) acquisition, and adjusted ROATCE to exclude the impact of Accumulated Other Comprehensive Income (“AOCI”), resulting in an adjusted earnings per share and ROATCE of $3.74 and 13.21%, respectively. The Committee determined that the executives achieved 127.5% of target performance for such adjusted earnings per share and 122.6% of target performance for such adjusted ROATCE.

The Committee believes that a focus on revenue growth, expense control and efficiency of operations is important in order to provide the best financial return for our shareholders. For 2022, the target efficiency ratio was set at 59.50%. Due to improved revenue performance and continued focus on expense management, MidWestOne Financial’s efficiency ratio in 2022 was 56.98%(1), exceeding the target level of performance. As with the profitability metrics, the Committee adjusted the ratio to exclude the bargain purchase gain and merger-related costs associated with the IOFB acquisition, resulting in an adjusted ratio of 57.98%. The Committee determined that the executives achieved 125.3% of target performance for this goal.

(1)A non-GAAP measure. See pages 46 and 47 of the Company’s Form 10-K for the year ended December 31, 2022, for a reconciliation to the most comparable GAAP equivalent.
Individual Performance. In addition to the above components, the Committee established individual goals for our NEOs which reflect objectives specific to the executive’s role as well as additional corporate targets affected by each executive’s performance. Using such individual goals permits the Committee to consider additional quantitative and qualitative factors including risk management, M&A activity, strategic planning, credit quality, talent management, employee engagement, regulatory compliance, community involvement, leadership, and succession planning. The Committee assesses overall progress toward individual goals throughout the year and retains the ability to adjust such goals during the year if merited.

The Committee evaluated the individual performance of each NEO as follows:

•With respect to Mr. Funk, the Committee considered the achievement of key strategic initiatives, including significant growth in our commercial loan portfolio, the successful integration of IOFB, improved asset quality, strong employee engagement scores and external company recognition, talent development, and his important role in the transition to a new CEO. The Committee awarded Mr. Funk a payout of 105% of target for his individual goals.

•With respect to Mr. Devaisher, the Committee considered his leadership in the role of Interim CEO, the successful integration of IOFB, and the execution of the Company’s key strategic initiatives, which led to significant improvements in commercial banking, digital capabilities and human capital management. The Committee awarded Mr. Devaisher a payout of 112.5% of target for his individual goals.

•With respect to Mr. Ray, the Committee considered his critical role in the execution of the Company’s strategic initiatives, his leadership on the IOFB acquisition, improvements in management reporting and the budgeting process, investor outreach, and the performance and engagement of the Finance Department. The Committee awarded Mr. Ray a payout of 100% of target for his individual goals.

•With respect to Mr. Sims, the Committee considered the continued improvement in asset quality relative to our peer group, his significant role in the execution of the strategic initiatives related to commercial and business banking, and increased efficiency in credit administration. The Committee awarded Mr. Sims a payout of 90% of target for his individual goals.

•With respect to Mr. Lindstrom, the Committee considered the strong results in consumer loans and credit cards, deposit retention initiatives, improvements in digital capabilities and talent, achievement of cost reductions related to the IOFB acquisition and exceptional employee engagement scores. The Committee awarded Mr. Lindstrom a payout of 102% of target for his individual goals.

2022 Annual Cash Incentive Awards for each NEO are set forth below:

Executive Officer	Target	Actual	% of Target
Charles N. Funk	$192,500(1)	$225,403(1)	117%
Len D. Devaisher(2)	$222,750	$267,478	120%
Barry S. Ray	$131,600	$151,445	115%
Gary L. Sims	$95,113	$100,838	106%
David E. Lindstrom	$89,250	$103,378	116%
(1)    Mr. Funk’s target level and actual incentive award were adjusted to reflect the seven-month period during 2022 in which he served as CEO.
(2)    In recognition of his role as interim CEO, Mr. Devaisher’s target incentive award opportunity was based on an annual salary of $495,000.
Mr. Devaisher’s employment agreement was amended in 2022 to provide him with an additional bonus contingent on his continued employment through the end of 2022. The payment of such bonus is reflected in the “Summary Compensation Table” below.
Long-Term Incentive Awards (Equity Awards). The Board of Directors and the Committee believe in executive ownership of our common stock as an effective means to align the interests of management with those of the shareholders. Our current long-term incentive plan (“LTI Plan”) is intended to promote equity ownership in MidWestOne Financial by the directors and selected officers, focus the management team on increasing value to shareholders, increase participants’ proprietary interest in the success of the Company, and encourage the retention of key employees. Awards made pursuant to the LTI Plan are currently administered through our shareholder-approved 2017 Equity Incentive Plan (“2017 Equity Plan”), which authorizes the issuance of MidWestOne Financial’s common stock, including the granting of stock options, time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

All equity grants are awarded at the discretion of the Committee in consideration of the position of the NEO, the officer’s level of influence and corresponding ability to contribute toward the success of MidWestOne Financial, individual and corporate performance and whether the respective goals were achieved, as well as the level of equity awards granted to individuals with similar positions at our peer companies.

The Committee typically approves equity awards in January of each year with an award grant date in February. The timing of the equity grants coincides with the completion of annual performance evaluations and development of current-year annual incentive plans. The Committee also may grant additional equity awards at other times of the year in connection with the appointment of any new directors or officers or to compensate key employees for other significant or notable achievements.

In 2022, NEOs received an equity grant comprised 50% of PSUs at target and 50% of RSUs, with the exception of Mr. Reeves, who joined the Company on November 1, 2022 and received an initial equity grant of $250,000 in RSUs.

The PSU grants provide for the possibility of awards at a threshold, target and exceptional level based on MidWestOne Financial’s achievement of two financial metrics measured over a three-year performance period. The metrics for each performance period are reviewed annually. For the most recent performance period, the Committee continued to use three-year cumulative core diluted earnings per share and the three-year ROATCE, weighted equally. The Committee believes these are the most relevant measures for alignment with our longer-term strategic goals and the creation of shareholder value. The performance levels of each metric were set after consideration of prior year results, the current budget, strategic plan forecasts, economic conditions, and industry performance and outlook. The target goals for each metric are appropriately challenging. NEOs may receive a maximum payout of 150% of targeted award levels for exceptional performance and a payout beginning at

50% of target for threshold performance, with results between each level calculated using linear interpolation. No payout is received if threshold levels of performance are not met. The PSUs vest three years from the grant date after measurement and certification by the Committee of MidWestOne Financial’s performance from January 1, 2022 to December 31, 2024. The LTI Plan allows the Committee, at its discretion, to adjust performance goals and performance metric results for extraordinary events resulting from situations like significant asset purchases or dispositions or other events not currently contemplated or otherwise considered by the Committee when the performance measures and levels were set.

The Committee anticipates that a new three-year performance period will begin each year with performance metrics and levels set accordingly. The Committee believes that the provision of annual awards that measure Company performance over rolling three-year periods positively impacts shareholder value by incentivizing executives to focus on sustained long-term financial success. Under this structure, the maximum number of performance periods open to measurement at any time is three.

LTI Plan grants for NEOs are open for the 2021-2023 and 2022-2024 performance periods and are reflected in the Summary Compensation Table on page 27 and the Grants of Plan-Based Awards on page 28. These prior grants are also based on achievement of three-year cumulative core diluted earnings per share and the three-year ROATCE, each weighted equally. For each goal, payouts begin at 50% of target for threshold performance and reach 150% of target for exceptional performance, with results between levels calculated using straight-line interpolation. For performance below the threshold level of any goal, there is no payment with respect to that goal.

The performance metrics for the three-year period ended December 31, 2022 have been measured and certified by the Committee, with executives achieving a payout of 131.83% of target performance.

2020 - 2022 PSU payout is set forth below:

Performance Metric	Target	Actual	Weighted Payout %
3-Year Cumulative Core Diluted EPS(1)	$9.40	$10.48	75.00%
3-Year Average ROATCE(2)	13.00%	13.55%	56.83%
Total Payout			131.83%
(1)    The EPS calculation excludes goodwill impairment in 2020 and the bargain purchase gain and merger-related costs in 2022.
(2)    The ROATCE calculation excludes the bargain purchase gain, merger-related costs, and impact of AOCI in 2022.

RSUs vest in three equal installments, starting on the first anniversary of the grant date and becoming fully vested on the third anniversary of the grant date.

NEOs will earn dividend equivalents on their equity grants. These dividend equivalents are accrued during the vesting period and subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate. In addition, all equity awards are subject to a clawback provision if financial calculations are later determined to have been based on misrepresented financial results or actions by the participant result in reputational harm to MidWestOne Financial and a termination for cause. The clawback policy states that in the case of a financial restatement, executive misconduct, or at the discretion of the Board, the Board may pursue reimbursement of some, any, or all incentive payments, including cash, time-based equity, and performance-based equity awards. The complete policy may be found at: https://s26.q4cdn.com/545337306/files/doc_downloads/governance/Clawback-Policy.pdf.

Up to 500,000 shares of MidWestOne Financial’s common stock may be issued under the 2017 Equity Plan. As of December 31, 2022, 158,500 shares were available for issuance. Awards vest, become exercisable, and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the employees receiving the awards. The 2017 Equity Plan also allows for acceleration of vesting and exercise privileges in certain circumstances in connection with a change in control or upon a participant’s death, disability, or retirement. Awards are subject to forfeiture for violation of non-competition, non-solicitation, and other restrictive covenants.
2022 equity awards for each NEO are set forth below:

Executive Officer	Equity Grant (50% PSUs / 50% RSUs)
Charles N. Reeves	$250,000(1)
Charles N. Funk	$300,000
Len D. Devaisher	$160,000
Barry S. Ray	$140,000
Gary L. Sims	$105,000
David E. Lindstrom	$80,000
(1)    Mr. Reeves received an initial equity award of $250,000 in RSUs as a part of his offer of employment.

All Other Compensation. We provide fringe benefits to executive officers and other employees, which are intended to serve a different purpose than base salary, annual incentive and equity awards. While the benefits offered are competitive with the marketplace and help to attract and retain executives and employees, they also provide financial security for employees for retirement and other unforeseeable life events such as illness, disability, or death, and are generally those offered to other employees. Some additional perquisites may be offered to executive officers only. Subject to periodic review and regulatory developments, MidWestOne Financial plans to continue to offer fringe benefits, the amount of which shall be determined from time-to-time in the sole discretion of the Committee.

The following table illustrates benefits and perquisites we provide to employees, including our NEOs:

	Executive Officers	Other Officers / Managers	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Flexible Spending Plans	X	X	X
Health Savings Accounts	X	X	X
Retirement Plans:
401(k) Plan/Profit-Sharing	X	X	X
Executive Deferred Compensation Plan	X	X	Not Offered
ESOP	X	X	X
Perquisites:
Automobile Allowance	As Duties Require	As Duties Require	Not Offered
Country Club Membership	As Duties Require	As Duties Require	Not Offered
401(k) Plan. MidWestOne Financial sponsors a tax-qualified, tax-exempt 401(k) retirement plan. The 401(k) plan is considered a defined contribution plan. All employees are eligible to participate in this plan after meeting eligibility requirements pertaining to age and service. Eligible employees are permitted to contribute a portion of their own compensation up to a maximum dollar amount permitted by law. Participants, including the executive officers, may choose their own investments for their assets or they may elect a managed plan whereby a plan manager makes investment decisions on behalf of the participant according to the investment risk level the participant has chosen. We provide a safe harbor matching contribution of a participant’s elective deferrals equal to 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation.

There is also a profit-sharing contribution component to the 401(k) plan, which provides for an additional non-elective employer contribution to the retirement account of each participant. This contribution is discretionary and, if paid, is based on MidWestOne Financial profitability in a given year and is allocated to participants in accordance with plan terms based on their annual compensation. No profit-sharing contribution was made to the plan for 2022.

Employee Stock Ownership Plan. MidWestOne Financial sponsors a tax-qualified employee stock ownership plan (“ESOP”), which is designed primarily to reward eligible employees for their service to MidWestOne Financial in the form of a retirement benefit.

Any benefits payable under the ESOP are based solely upon the statutorily limited amounts contributed by MidWestOne Financial for the benefit of the participants, along with any changes in the value of those contributions while they are held in the ESOP. The ESOP does not permit or require any contributions by participating employees. Subject to certain exceptions under the law, contributions to the ESOP are fully vested after six years of service with MidWestOne Financial. MidWestOne Financial makes an annual contribution which is allocated among all eligible employees of MidWestOne Financial, including executive officers. The ESOP contribution is calculated as a designated percentage of annual compensation each year. This contribution is discretionary in nature and is set and approved by the MidWestOne Financial Board of Directors each January. At its January 23, 2023 meeting, the Committee authorized an ESOP contribution for 2022 of 3.60% of each eligible participant’s compensation. This compares to 4.8% for 2021 and 2.75% in 2020.

Supplemental Executive Retirement Agreements (“SERPs”). MidWestOne Financial provides Mr. Funk with a supplemental retirement benefit. The Committee believes this benefit encourages long-term retention while focusing Mr. Funk’s efforts on consistent and sustainable company performance, because such supplemental benefit is, pursuant to applicable tax rules, required to be an unfunded, unsecured promise by MidWestOne Financial to pay. Therefore, Mr. Funk’s receipt of future payments pursuant to the SERP is dependent on MidWestOne Financial’s continuing financial success. In the case of insolvency of MidWestOne Financial, Mr. Funk would be treated as a general unsecured creditor of MidWestOne Financial with respect to the amount of benefit due.

Mr. Funk is currently eligible to retire from employment and receive his SERP benefit. The SERP benefit is a set dollar amount to be paid in 180 monthly installments following his retirement, provided that he complies with the provisions of the restrictive covenants contained in the SERP agreement. Mr. Funk attained the SERP’s specified retirement age of 65 in 2019, which entitles him to a monthly benefit of $2,083. Mr. Funk will be entitled to receive the monthly benefit upon his retirement in 2023; however, because he is a “specified employee” as defined in the Internal Revenue Code, his benefit commencement will be delayed until six months following his retirement date. In addition, the SERP provides for a full death benefit upon death during active employment.

Executive Deferred Compensation Plan. MidWestOne Financial maintains the Executive Deferred Compensation Plan which gives eligible executives, including our NEOs, the opportunity to defer a portion of their base salary and their annual cash incentive award. The plan was implemented to afford certain executives whose deferrals under our 401(k) plan are limited due to restrictions under the Internal Revenue Code an additional opportunity to save for their retirements on a tax-deferred basis. If an executive elects to defer a portion of his or her salary under the plan, such deferrals earn interest at a rate equal to the prime rate of interest as published in The Wall Street Journal (U.S. Edition) plus one percent. Account balances under the plan are always fully vested and the executive can elect to receive his or her account balance in a single lump sum or in installments paid over five or ten years. Upon a change in control, all unpaid account balances will be immediately paid in a single lump sum.

Other Perquisites. We believe that perquisites for executive officers should be very limited and conservative in nature, both in scope and value. Consistent with this philosophy, MidWestOne Financial has generally provided nominal benefits to executives that are not available to other full-time officers and employees. This approach to perquisites is anticipated to continue in the future. Specific to the role, we provide annual country club memberships for regional and market presidents and certain commercial banking officers in each market. The country club benefit is for single memberships only and intended to extend the officer’s external visibility and resulting business opportunities in their home community. An additional perquisite for certain officers includes a company automobile based on the needs of business travel. Messrs. Reeves, Funk, Devaisher, Ray, and Lindstrom, have company cars assigned to them. We have disclosed the value of all perquisites to NEOs in the Summary Compensation Table even if these fall below the disclosure thresholds under the SEC rules. MidWestOne Financial plans to continue to offer limited perquisites as determined from time-to-time in the sole discretion of the Committee, provided such perquisites are not considered to be restricted or prohibited by any compensation regulations.

2023 Compensation Decisions

This section describes the decisions made by the Committee with respect to certain components of NEO compensation for 2023.

Base Salaries. We review the base salaries of the NEOs annually, as described above. The salaries for 2023 were determined by the Committee at the end of 2022 upon completion of the annual performance review process.

2023 base salaries for each NEO are set forth below:

Executive Officer	2022	2023	% Change
Charles N. Reeves(1)	$625,000	$625,000	—%
Charles N. Funk(2)	$550,000	$150,000	(72.7)%
Len D. Devaisher	$410,500	$426,920	4.0%
Barry S. Ray	$329,000	$345,450	5.0%
Gary L. Sims	$271,750	$281,261	3.5%
David E. Lindstrom	$255,000	$265,455	4.1%
(1)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.
(2)    Mr. Funk stepped down as Chief Executive Officer of the Company, effective November 1, 2022, and will serve as Special Advisor to the CEO until April 27, 2023, at which time he will retire from employment with the Company. In his capacity as Special Advisor to the CEO, Mr. Funk received a reduced annualized base salary of $150,000, which reduction was effective November 1, 2022.
Annual Cash Incentive Awards. In early 2023, the Committee approved the 2023 executive incentive plan. Pursuant to that plan, Mr. Reeves is eligible to receive a target incentive award of 60% of his base salary, Mr. Devaisher is eligible to receive a target incentive award of 45%, Mr. Ray is eligible to receive a target incentive award of 40%, and Messrs. Sims and Lindstrom are each eligible to receive a target incentive award of 35% of their respective base salaries.

Long-Term Incentive Awards (Equity Awards). We typically grant equity incentives to our eligible employees, including the NEOs, in February of each year. In January 2023, the Committee approved equity grants for its NEOs comprised 40% of time-based RSUs and 60% of PSU, as measured at the target performance level. Approved equity grants for 2023 are shown below:

•Mr. Reeves was awarded $325,000 in RSUs and PSUs.
•Mr. Devaisher was awarded $200,000 in RSUs and PSUs.
•Mr. Ray was awarded $180,000 in RSUs and PSUs
•Mr. Sims was awarded $115,000 in RSUs and PSUs.
•Mr. Lindstrom was awarded $95,000 in RSUs and PSUs.
The RSUs granted to our NEOs in 2023 will vest in three equal installments, starting on the first anniversary of the grant date and become fully vested on the third anniversary of the grant date. The PSUs vest three years from the grant date based on achievement of performance goals over the performance period. Awards are typically subject to forfeiture until vested. Vesting of unvested equity awards is accelerated upon the death, disability or approved retirement of the executive, or upon a change in control of MidWestOne Financial if such awards are not otherwise assumed by the surviving entity or the executive’s employment is terminated in connection with the change in control.

Equity Ownership Guidelines. The Committee believes it is important for the long-term success of MidWestOne Financial to align the financial interests of the Company’s executives with those of its shareholders. MidWestOne Financial’s stock ownership guidelines articulate the expectation that executives and non-employee directors own an amount of our common stock equal to a multiple of annual base salary for NEOs and the annual cash retainer for non-employee directors. NEOs and non-employee directors are expected to make continuing progress towards compliance with the guidelines. In the event that an NEO or non-employee director does not hold the required number of shares, a minimum number of shares issued under the LTI Plan must be retained until the guidelines are met. These retention ratios are presented in the table below. The Committee regularly reviews these guidelines to ensure consistency with governance best practices, market conditions, and peer bank policies. The Committee monitors compliance on an annual basis.

Non-Executive Directors	5 times Annual Cash Retainer	75% retention ratio
Chief Executive Officer	5 times Annual Base Salary; includes unvested shares	75% retention ratio
Other Named Executive Officers	3 times Annual Base Salary; includes unvested shares	50% retention ratio

COMPENSATION COMMITTEE REPORT
The Committee of the MidWestOne Financial Board of Directors has submitted the following report for inclusion in this proxy statement:

The Committee has reviewed and discussed the CD&A contained in this proxy statement with management. Based on the Committee’s review and discussion with management, the Committee recommended that the Board of Directors approve and include the CD&A in this proxy statement.

Submitted by:
The MidWestOne Financial Group, Inc. Compensation Committee

Tracy S. McCormick (Chair)
Janet E. Godwin
Douglas H. Greeff
Jennifer L. Hauschildt
Ruth E. Stanoch

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs, which consist of our Chief Executive Officer, former Chief Executive Officer, interim Chief Executive Officer, Chief Financial Officer, and our next two most highly compensated executive officers in 2022. Except as otherwise required pursuant to SEC rules, the table sets forth the following information for the years ended December 31, 2022, 2021, and 2020: (i) the dollar value of base salary and annual incentive award earned; (ii) the aggregate grant date fair value of stock and option awards granted computed in accordance with FASB ASC Topic 718; (iii) all other compensation; and (iv) the dollar value of total compensation.

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqual-ified Deferred Compensation Earnings	All Other Compen-sation(4)	Total Compen-sation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles N. Reeves(5)	2022	$104,166	$62,500	$250,000	$—	$—	$—	$7,595	$424,261
Chief Executive Officer

Charles N. Funk(6)	2022	$483,333	$—	$300,000	$—	$225,403	$—	$25,692	$1,034,428
Special Advisor to Chief	2021	511,250	—	250,000	—	365,544	—	29,466	1,156,260
Executive Officer, (Former)	2020	500,000	—	250,000	—	178,200	—	22,934	951,134
Chief Executive Officer

Len D. Devaisher(7)	2022	$428,754	$100,000	$160,000	$—	$267,478	$—	$25,755	$981,987
President & Chief Operating	2021	394,500	—	150,000	—	230,783	—	14,190	789,473
Officer, (Former) Interim Chief	2020	167,820	179,000	120,000	—	—	—	141,283	608,103
Executive Officer

Barry S. Ray	2022	$329,000	$—	$140,000	$—	$151,445	$—	$28,667	$649,112
Senior Executive Vice President	2021	310,405	—	100,000	—	161,411	—	31,487	603,303
& Chief Financial Officer	2020	294,405	—	85,000	—	74,857	—	23,579	477,841

Gary L. Sims	2022	$271,750	$—	$105,000	$—	$100,838	$—	$23,180	$500,768
Executive Vice President &	2021	254,786	—	80,000	—	115,928	—	25,520	476,234
Chief Credit Officer	2020	242,785	—	75,000	—	46,529	—	19,238	383,552

David E. Lindstrom	2022	$255,000	$—	$80,000	$—	$103,378	$—	$26,047	$464,425
Executive Vice President,	2021	242,600	75	75,000	—	118,874	—	29,063	465,612
Consumer Banking	2020	235,600	—	70,000	—	63,276	—	21,215	390,091

(1)    Mr. Reeves was not named an executive officer prior to 2022.
(2)    The amount set forth in the “Bonus” column attributable to the year ended December 31, 2022 for Mr. Reeves reflects a $62,500 bonus payment pursuant to the terms of his employment agreement.
(3)    The amounts set forth in the “Stock Awards” column and the “Option Awards” column reflect the grant date fair value of awards granted during the years ended December 31, 2022, 2021 and 2020, in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15, which is located on page 90 of our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts included in this column for the performance share awards made during 2022 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these PSUs, the maximum value of these awards at the grant date would be as follows: Mr. Funk — $225,000; Mr. Devaisher — $120,000; Mr. Ray — $105,000; Mr. Sims — $78,750; and Mr. Lindstrom — $60,000.
(4)    All other compensation for the NEOs attributable to fiscal year 2022 is summarized below.
(5)    Mr. Reeves was appointed as Chief Executive Officer effective November 1, 2022.
(6)    Mr. Funk stepped away as Chief Executive Officer on August 12, 2022 to recuperate following a serious accident and resigned from the Chief Executive Officer position on November 1, 2022. Mr. Funk signed an agreement to become Special Advisor to the Chief Executive Officer on January 24, 2023 and will officially retire from employment on April 27, 2023.
(7)    Mr. Devaisher served as interim Chief Executive Officer in addition to President & Chief Operating Officer while Mr. Funk was recuperating from August 12, 2022 until November 1, 2022; Mr. Devaisher’s annual salary includes a monthly stipend (pro rated for any partial month) in the amount of $7,041.67 for the time served as interim Chief Executive Officer. Pursuant to the Amended and Restated Employment Agreement, by and between Mr. Devaisher and the Company, entered into as of March 8, 2022, Mr. Devaisher was eligible to receive a one-time bonus of $100,000 if he remained employed through December 31, 2022, provided that he met such terms outlined in this agreement. Mr. Devaisher received this one-time bonus on January 13, 2023.

Name	Perquisites(1)	401(k) Match	ESOP Contribution	Relocation Expenses	Total “All Other Compensation”
Charles N. Reeves	$190	$—	$—	$7,405	$7,595
Charles N. Funk	2,512	12,200	10,980	—	25,692
Len D. Devaisher	2,575	12,200	10,980	—	25,755
Barry S. Ray	5,487	12,200	10,980	—	28,667
Gary L. Sims	—	12,200	10,980	—	23,180
David L. Lindstrom	4,867	10,200	10,980	—	26,047
(1)     Includes the incremental cost related to the use of a Company-owned automobile for Messrs. Reeves, Funk, Devaisher, Ray, and Lindstrom.
Grants of Plan Based Awards

The following table provides information on equity grants awarded to our NEOs during 2022. All such grants were made under our 2017 Equity Incentive Plan, which is described in more detail in the CD&A.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Charles N. Reeves	11/15/2022	—	—	—	—	—	—	7,114	—	$—	$250,000
Charles N. Funk	2/15/2022	—	—	—	2,390	4,780	7,170	—	—	$—	$150,000
	2/15/2022	—	—	—	—	—	—	4,780	—	—	$150,000
		$145,000	$290,000	$435,000	—	—	—	—	—	—	—
Len D. Devaisher	2/15/2022	—	—	—	1,275	2,549	3,824	—	—	$—	$80,000
	2/15/2022	—	—	—	—	—	—	2,549	—	—	$80,000
		$111,375	$222,750	$334,125	—	—	—	—	—	—	—
Barry S. Ray	2/15/2022	—	—	—	1,115	2,231	3,346	—	—	$—	$70,000
	2/15/2022	—	—	—	—	—	—	2,231	—	—	$70,000
		$65,800	$131,600	$197,400	—	—	—	—	—	—	—
Gary L. Sims	2/15/2022	—	—	—	837	1,673	2,510	—	—	$—	$52,500
	2/15/2022	—	—	—	—	—	—	1,673	—	—	$52,500
		$47,556	$95,113	$142,669	—	—	—	—	—	—	—
David E. Lindstrom	2/15/2022	—	—	—	637	1,275	1,912	—	—	$—	$40,000
	2/15/2022	—	—	—	—	—	—	1,275	—	—	$40,000
		$44,625	$89,250	$133,875	—	—	—	—	—	—	—
(1)    The amounts set forth in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns reflect the threshold, target and maximum payouts for performance under the “Annual Cash Incentive Awards” plan as described in the CD&A above. The amount earned by each NEO for 2022 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Mr. Devaisher’s threshold, target and maximum payouts are based on his increase in compensation as interim Chief Executive Officer outlined in his revised Amended and Restated Employment Agreement on September 27, 2022.
(2)    The amounts set forth in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns with respect to the 2022 PSUs reflect the threshold, target and maximum number of shares of MidWestOne common stock that may be earned by each individual as a result of the 2022 PSUs granted under the LTI Plan as described in the section titled "Long-Term Incentive Awards-Equity Awards" in the CD&A above. The actual number of shares of MidWestOne common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2022 through 2024.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the exercisable and unexercisable stock options and restricted stock units on December 31, 2022, held by each NEO:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date			Equity Incentive Plan Awards
Name	Exercisable	Unexercisable			# of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	# of Unearned Shares, Units or Other Rights that Have Not Vested (1)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles N. Reeves	—	—	$—	—	7,166	$227,521	—	$—
Charles N. Funk	—	—	—	—	10,806	343,091	7,006	137,700
Len D. Devaisher	—	—	—	—	5,604	177,927	4,337	222,441
Barry S. Ray	—	—	—	—	4,565	144,939	2,838	90,107
Gary L. Sims	—	—	—	—	3,677	116,745	2,273	72,168
David E Lindstrom	—	—	—	—	3,174	100,775	1,977	62,770
(1)    The total number of shares above includes additional dividend equivalents that will be distributed at the same time the underlying awards are distributed.
(2)    The market value of shares is based on a closing stock price of $31.75 on December 30, 2022, the last trading day of the fiscal year.
(3)    The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2019.

Name	2/15/2023
Charles N. Funk	1,250
Barry S. Ray	500
Gary L. Sims	500
David E. Lindstrom	500
The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2020.

Name	2/15/2023
Charles N. Funk	1,290
Barry S. Ray	439
Gary L. Sims	387
David E. Lindstrom	361
The table below shows the remaining vesting schedule for unvested restricted stock units granted on August 15, 2020.

Name	8/15/2023
Len D. Devaisher	975
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2020 date of grant provided the established performance threshold is achieved.

Name	2/15/2023
Charles N. Funk	1,934
Barry S. Ray	658
Gary L. Sims	580
David E. Lindstrom	542
The table below shows the number of PSUs vesting on the third anniversary of the August 15, 2020 date of grant provided the established performance threshold is achieved.

Name	8/15/2023
Len D. Devaisher	1,462

The table below shows the remaining vesting schedule for the unvested restricted stock units granted on February 15, 2021.

Name	2/15/2023	2/15/2024
Charles N. Funk	1,507	1,508
Len D. Devaisher	904	905
Barry S. Ray	603	603
Gary L. Sims	482	483
David E. Lindstrom	452	453
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2021 date of grant provided the established performance threshold is achieved.

Name	2/15/2024
Charles N. Funk	2,261
Len D. Devaisher	1,357
Barry S. Ray	904
Gary L. Sims	724
David E. Lindstrom	678
The table below shows the remaining vesting schedule for the unvested restricted stock units granted on February 15, 2022.

Name	2/15/2023	2/15/2024	2/15/2025
Charles N. Funk	1,593	1,593	1,594
Len D. Devaisher	849	850	850
Barry S. Ray	743	743	745
Gary L. Sims	557	558	558
David E. Lindstrom	425	425	425
The table below shows the remaining vesting schedule for unvested restricted stock units granted on November 15, 2022.

Name	2/15/2023	2/15/2024	2/15/2025
Charles N. Reeves	2,371	2,371	2,372
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2022 date of grant provided the established performance threshold is achieved.

Name	2/15/2025
Charles N. Funk	2,390
Len D. Devaisher	1,275
Barry S. Ray	1,115
Gary L. Sims	837
David E. Lindstrom	637
Options Exercised and Stock Vested in 2022
The following table sets forth information concerning the exercise of options and vesting of stock awards in 2022 by each NEO:

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Charles N. Reeves	—	$—	—	$—
Charles N. Funk	—	—	5,437	170,598
Len D. Devaisher	—	—	1,971	63,441
Barry S. Ray	—	—	2,092	64,627
Gary L. Sims	—	—	1,912	61,878
David E Lindstrom	—	—	1,853	58,156

Nonqualified Deferred Compensation Table
The following table sets forth information concerning the benefits to which each NEO is entitled under MidWestOne Financial’s Executive Deferred Compensation Plan and, with respect to Mr. Funk only, the SERP, as of December 31, 2022.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Charles N. Reeves	$—	$—	$—	$—	$—
Charles N. Funk	208,333	—	25,284	—	942,589
Len D. Devaisher	—	—	—	—	—
Barry S. Ray	—	—	—	—	—
Gary L. Sims	8,153	—	1,167	—	32,869
David E. Lindstrom	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including individual employment agreements, to which the NEOs would be entitled upon a termination of employment as of December 31, 2022. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of MidWestOne Financial. For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $31.75, which was the closing price of our stock on December 30, 2022, the last trading day of the year.

			Equity Incentive Plan Vesting(1)
Executive	Triggering Event	Cash Severance Payments	Restricted Stock Unit Awards	Performance Stock Unit Awards
Charles N. Reeves	Involuntary Termination(2)	$1,093,750	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	1,718,750	227,527	—
	Change in Control without Termination(3)	—	—	—
	Retirement(5)	—	—	—
	Disability or Death	—	227,527	—
Charles N. Funk(4)	Involuntary Termination(2)	$187,500	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	938,508	343,095	488,146
	Change in Control without Termination(3)	—	—	488,146
	Retirement(5)	—	343,095	333,025
	Disability or Death	—	343,095	488,146
Len D. Devaisher	Involuntary Termination(2)(6)	$510,500	$—	$—
	Involuntary Termination in Connection with Change in Control(3)(6)	1,455,956	177,928	307,431
	Change in Control without Termination(3)	—	—	307,431
	Retirement(5)	—	—	—
	Disability or Death	—	177,928	307,431
Barry S. Ray	Involuntary Termination(2)	$329,000	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	960,890	144,950	194,935
	Change in Control without Termination(3)	—	—	194,935
	Retirement(5)	—	—	—
	Disability or Death	—	144,950	194,935
Gary L. Sims	Involuntary Termination(2)	$271,750	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	745,176	116,753	157,316
	Change in Control without Termination(3)	—	—	157,316
	Retirement(5)	—	—	—
	Disability or Death	—	116,753	157,316
David E. Lindstrom	Involuntary Termination(2)	$—	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	447,973	100,775	137,643
	Change in Control without Termination(3)	—	—	137,643
	Retirement(5)	—	—	—
	Disability or Death	—	100,775	137,643
(1)    These columns reflect the value of unvested restricted stock unit awards and unvested performance stock unit awards which, pursuant to the terms of the 2017 Equity Incentive Plan and the award agreements thereunder, would become vested, whether in whole or in part, upon the occurrence of the applicable triggering event.
(2)    “Involuntary Termination” refers to a voluntary resignation by the executive for “good reason” or an involuntary termination by MidWestOne Financial other than for “cause,” in each case other than in connection with a change in control.
(3) Notwithstanding the aggregate amount that may be payable to each executive upon a change in control, each employment agreement (or change in control agreement in the case of Mr. Lindstrom) includes a provision that limits the aggregate payments or benefits received by an NEO in connection with a change in control to $1.00 less than the amount that would result in the application of an excise tax under applicable provisions of sections 280G and 4999 of the Internal Revenue Code. Consequently, actual payments following a change in control may be less than indicated above.
(4)    In addition to amounts described in this table, a supplemental retirement plan entitles Mr. Funk to a monthly benefit of $2,083 for 180 months if his employment terminated by MidWestOne Financial other than for cause (whether or not in connection with a change in control), or on account of his qualifying retirement, death or disability. In connection with Mr. Funk’s retirement, his annual base salary was adjusted to $150,000, effective November 1, 2022.
(5)     Pursuant to the award agreements under the 2017 Equity Plan, upon a “retirement” the NEO would continue to vest in outstanding, unvested restricted stock units and performance stock units subject only to a requirement that the executive not compete with MidWestOne Financial or the Bank. In each such case, the restricted stock units and performance stock units would be settled in accordance with their original vesting schedules. The value of the number of units, based on the December 31, 2022 closing price of MidWestOne Financial common stock, that would ultimately vest is reflected. The requirements for a qualifying retirement are determined by the Committee at its sole discretion. Generally, the Committee views an executive’s retirement as a voluntary resignation with five years of service or more on or after attainment of age 60. Only Mr. Funk would qualify for retirement vesting as of December 31, 2022.
(6)    Pursuant to the Amended and Restated Employment Agreement, by and between Mr. Devaisher and the Company, entered into as of March 8, 2022, Mr. Devaisher is eligible to receive a one-time bonus of $100,000 if he remains employed through December 31, 2022, provided that if Mr. Devaisher voluntary resigns for “good reason” or is involuntarily terminated by MidWestOne Financial other than for “cause,” on or prior to December 31, 2022, Mr. Devaisher remains eligible to receive such one-time bonus.

Continued Health, Dental, and Vision Insurance. Pursuant to each applicable agreement, if an executive terminated employment on December 31, 2022, he would be eligible to participate in our COBRA coverage program at the same monthly cost as would be charged to a continuing employee for comparable coverage. As of December 31, 2022, the incremental monthly cost of the continuing health, dental, and vision coverage, based on each executive’s current coverage elections, was $522.10 for Mr. Reeves, $650.48 for Mr. Funk, $328.22 for Mr. Devaisher, $308.90 for Mr. Ray, $650.48 for Mr. Sims, and $520.72 for Mr. Lindstrom.

Accrued Pay and Regular Retirement Benefits. The NEOs would be eligible to receive certain other payments and benefits upon a termination of employment, most of which are provided to our salaried employees on a non-discriminatory basis, and all of which do not become vested as the result of the NEO’s termination of employment. These include:

•Accrued salary and paid time off pay.
•Distributions of plan balances under our 401(k) plan and the Executive Deferred Compensation Plan. See “Nonqualified Deferred Compensation Table” on page 31 for information on current account balances and an overview of such plan.

Accelerated Vesting of Equity Awards. Under the terms of the 2017 Equity Incentive Plan and the award agreements thereunder, unvested awards, whether in whole or in part, may become vested upon qualifying terminations of employment. Many of these vesting benefits are available to any of our employees who participate in the plan. Specifically, following a termination due to death or disability, the participant will be entitled to the following:

•All unvested stock options shall become immediately 100% vested and the participant shall have a period of one year following such termination during which to exercise the vested stock options.

•Any unvested restricted stock units outstanding at the time of the participant’s termination due to death or disability shall become immediately 100% vested upon such termination. In addition, any unvested performance stock units will become immediately vested at the target level of performance.

Upon a termination of employment at retirement, as approved by the Committee, all unvested stock options shall become immediately 100% vested and all unvested restricted stock units will remain eligible to vest in accordance with the original vesting schedule, as if the participant had continued in active employment through such date, subject to the participant meeting certain non-compete requirements. In addition, participants with PSU awards will remain eligible to vest in a number of performance stock units, if any, to be determined by actual performance through the conclusion of the performance, as if the participant had continued in active employment through such date, subject to the participant meeting certain non-compete requirements.

Upon an Involuntary Termination in connection with a change in control of MidWestOne Financial, all unvested restricted stock units shall become immediately 100% vested, and all unvested performance stock units shall become immediately vested, based upon actual performance through the date of the change in control. In the event of a change in control without an Involuntary Termination, unvested PSU awards would continue to vest in the same manner.

Employment Agreements. Messrs. Reeves, Funk, Devaisher, Ray, and Sims have entered into employment agreements with MidWestOne Financial that are substantially similar in form.

The current terms of the employment agreements for Messrs. Devaisher, Ray, and Sims extend through December 31, 2023. Such employment agreements have an initial approximate two-year term, which is automatically extended for one additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. The current approximate three-year term of the employment agreement for Mr. Reeves extends through December 31, 2025, and is automatically extended for one additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. Upon the occurrence of a change in control, the agreements will automatically remain in effect for two years following the change in control and will then terminate. In connection with Mr. Funk stepping down as Chief Executive Officer of the Company, effective November 1, 2022, the Company and Mr. Funk agreed to amend his existing employment agreement (such amendment referred to herein as, the “Funk Transition Agreement”) to provide that Mr. Funk will serve as Special Advisor to the CEO until April 27, 2023, at which time he will retire employment with the Company. Except as provided under the Funk Transition Agreement, as highlighted herein, the terms of Mr. Funk’s employment remain unchanged.

The employment agreements provide for annual base salaries that are reviewed annually (with such annual review beginning on January 1, 2024 for Mr. Reeves) and may be adjusted at the discretion of the Board; provided, pursuant to the Funk Transition Agreement, in his capacity as Special Advisor to the CEO, Mr. Funk’s annual base salary was adjusted to

$150,000 until his retirement. The agreements provide that the executives will be eligible to receive performance-based annual incentive awards, in accordance with MidWestOne Financial’s annual incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of MidWestOne Financial. The executives, with the exception of Mr. Sims, are also permitted to use a company-provided automobile.

The employment agreements provide for severance benefits in the event the executive is terminated by MidWestOne Financial other than for cause or the executive resigns for good reason (“Termination”). For a Termination during the employment period that does not occur in connection with a change in control of MidWestOne Financial, Mr. Reeves would be entitled to receive an amount equal to 175% of his then-current annual base salary. Mr. Funk would be entitled to receive an amount equal to 125% of his then-current base salary and Messrs. Devaisher, Ray, and Sims would be entitled to receive an amount equal to 100% of their then-current base salary. Any such severance paid in connection with a Termination not occurring during a Covered Period (defined below) will be paid in installments over 12 months. For a Termination that occurs within six months before or within 24 months after a change in control of MidWestOne Financial (“Covered Period”), Mr. Reeves and Mr. Funk would be entitled to receive an amount equal to 250% of the sum of (i) the greater of their then-current annual base salary or their annual base salary as of one day prior to the change in control, and (ii) their incentive award paid or payable for the prior year (“Base Compensation”), and Messrs. Devaisher, Ray, and Sims would be entitled to receive an amount equal to 200% of their respective Base Compensation. Any severance paid in connection with a Termination during a Covered Period would be paid in a single lump sum.

Following any Termination, whether or not occurring during a Covered Period, the executives and their eligible dependents would also be entitled to continued coverage under the medical, dental, and vision plans of MidWestOne Financial for so long as each was eligible to and did elect COBRA continuation coverage. Each executive would be required to pay an amount for such coverage that is the same as what an active employee pays for such coverage.

All severance benefits under the employment agreements are contingent upon the executive’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial. Further, all of the employment agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of MidWestOne Financial by the executives during and after their employment with MidWestOne Financial, and prohibiting the executives from competing with MidWestOne Financial and from soliciting its employees or customers during employment and after termination of employment for any reason. The non-competition and non-solicitation provisions apply for a period of 15 months (18 months for Mr. Reeves) following any termination of employment.

Change In Control Agreement - Mr. Lindstrom. Mr. Lindstrom is a party to a change in control agreement with MidWestOne Financial which became effective upon his commencement of employment in 2018. The agreement provides for an initial one-year term, which automatically renews for an additional year on each anniversary of the effective date. The agreement provides for the payment of a severance benefit if Mr. Lindstrom is terminated by MidWestOne Financial (or a successor) without cause, or if he resigns for good reason, in each case within six months prior to or twelve months following a change in control. The severance benefit is equal to 125% of the sum of the greater of Mr. Lindstrom’s then-current base salary or his base salary as of one day prior to the change in control, plus the incentive award paid or payable for the prior year. Mr. Lindstrom and his eligible dependents would be permitted to participate in COBRA coverage at the same cost as if he had remained employed by MidWestOne Financial. All severance benefits under the agreement are contingent upon Mr. Lindstrom’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial, and the agreement also contains a prohibition on the disclosure of MidWestOne Financial’s confidential information and a 12-month non-solicitation provision.

Pay Ratio Disclosure. As required by the SEC, our CEO’s annual total compensation in 2022 was compared to that of the median employee for the same period. We identified the median employee by examining the 2022 401(k)-Eligible compensation for all employees (whether full-time, part-time, or seasonal), as of December 31, 2022. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2022. We believe the use of 401(k)-Eligible compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table in this proxy statement. Because of the hiring of a new CEO mid-year, the CEO calculation consisted of an annualized base salary, actual incentive award, stock awards, and other compensation. Our CEO to median employee pay ratio for 2022 is 15.4:1. This ratio results from dividing our CEO’s total compensation as described above of $945,095.10 by total compensation for our median employee of $61,332.33.

PAY VERSUS PERFORMANCE
Compensation Actually Paid
The following table provides a summary of compensation actually paid (“CAP”), as defined by the SEC, to the principal executive officers (“PEO”), the average CAP for the other non-PEO named executive officers (“Other NEOs”), total shareholder return (“TSR”), net income and the Company-selected financial measure (“CSM”) of diluted earnings per share for 2022, 2021, and 2020.

									Value of Initial Fixed $100 Invested Based On:
Year	Summary Compen- sation Table Total for PEO - Charles N. Funk(1)	Summary Compen-sation Table Total for PEO - Charles N. Reeves(2)	Summary Compen-sation Table Total for PEO - Len D. Devaisher (3)	Compen-sation Actually Paid to PEO - Charles N. Funk(1)	Compen-sation Actually Paid to PEO - Charles N. Reeves(2)	Compen-sation Actually Paid to PEO - Len D. Devaisher (3)	Avg. Summary Compen-sation Table Total for Non-PEO NEOs(4)	Avg. Compen-sation Actually Paid to Non-PEO NEOs(4)	Company TSR	Peer Group TSR(5)	Net Income in millions	CSM
(a)	(b-1)	(b-2)	(b-3)	(c-1)	(c-2)	(c-3)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,034,428	$424,261	$981,987	$1,033,562	$399,968	$985,874	$538,102	$537,760	$96.9	$98.0	$60.8	$3.87
2021	1,156,260	—	—	1,435,821	—	—	583,656	695,448	95.8	113.6	69.5	4.37
2020	951,134	—	—	682,861	—	—	464,897	377,901	70.4	86.0	6.6	0.41
(1)    Mr. Funk served as our PEO for each year reported. Mr. Funk stepped down as Chief Executive Officer of the Company, effective November 1, 2022, and will serve as Special Advisor to the CEO until April 27, 2023, at which time he will retire from employment with the Company.
(2)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.
(3)    Mr. Devaisher served as the interim Chief Executive Officer in addition to President & Chief Operating Officer while Mr. Funk was recuperating from August 12, 2022 until November 1, 2022.
(4)    The Other NEOs represent the following individuals for year 2022: Messrs. Ray, Sims and Lindstrom and for the years 2021 and 2020: Messrs. Devaisher, Ray, Sims and Lindstrom.
(5)    The peer group index is the S&P U.S. BMI Banks - Midwest Region, which is included in Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” found on page 26, of the Company’s Form 10-K for the year ended December 31, 2022.

CAP is defined by the SEC to include not only actual take-home pay for the reported year, but also (i) the change in the value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards were vested or were forfeited, or through the end of the reported fiscal year, (iii) value of the equity awards that were granted and that vested during the reported year as of the vesting date, (iv) change in the value of equity awards granted in a prior year that failed to meet vesting conditions during the reported year, and (v) value of dividends or other earnings paid on equity awards not otherwise reflected in the determination of CAP. To calculate CAP, the following amounts were deducted from and added to the executives’ “total compensation” as reported in the Summary Compensation Table (“SCT”).

PEO - Mr. Funk SCT Total to CAP Reconciliation
Year	SCT - PEO	Change in Fair Value of Equity Awards Granted in the Year(1)	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years(1)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards(2)	CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,034,428	$3,537	$1,499	$—	$(5,244)	$—	$(658)	$1,033,562
2021	1,156,260	53,478	202,594	—	15,824	—	7,665	1,435,821
2020	951,134	(155,215)	(87,975)	—	(19,600)	—	(5,483)	682,861
(1)    The change in the fair value of the equity awards granted in 2020 reflects that the Company would not achieve a threshold level of performance over the three-year performance measurement period for the PSU awards. In 2021, the fair value of the 2020 awards was restored based upon the projected level of performance determined at that time, which is reflected in the change in fair value of the outstanding unvested equity awards granted in the prior year.

(2)    Includes the cumulative change in the fair value of dividend equivalents that were granted, vested, and outstanding. Such dividend equivalent units are subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate.

PEO - Mr. Reeves SCT Total to CAP Reconciliation(1)
Year	SCT - PEO	Change in Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards	CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$424,261	$(24,118)	$—	$—	$—	$—	$(175)	$399,968
2021	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—
(1)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.

PEO - Mr. Devaisher SCT Total to CAP Reconciliation(1)
Year	SCT - PEO	Change in Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards	CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$981,987	$1,887	$2,665	$—	$(359)	$—	$(306)	$985,874
2021	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—
(1)    Mr. Devaisher served as the interim Chief Executive Officer in addition to President & Chief Operating Officer while Mr. Funk was recuperating from August 12, 2022 until November 1, 2022.

Average Non-PEO NEOs SCT Total to CAP Reconciliation
Year	SCT - PEO	Change in Fair Value of Equity Awards Granted in the Year(1)	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years(1)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards(2)	CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$538,102	$1,277	$185	$—	$(1,597)	$—	$(207)	$537,760
2021	583,656	21,658	81,366	—	5,774	—	2,994	695,448
2020	464,897	(47,790)	(21,994)	—	(16,370)	—	(842)	377,901
(1)    The change in the fair value of the equity awards granted in 2020 reflects that the Company would not achieve a threshold level of performance over the three-year performance measurement period for the PSU awards. In 2021, the fair value of the 2020 awards was restored based upon the projected level of performance determined at that time, which is reflected in the change in fair value of the outstanding unvested equity awards granted in the prior year.
(2)    Includes the cumulative change in the fair value of dividend equivalents that were granted, vested, and outstanding. Such dividend equivalent units are subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate.

Most Important Measures to Determine 2022 CAP
The table below lists the most important financial metrics used to link 2022 CAP to Company performance. Diluted earnings per share, return on average tangible equity and the efficiency ratio are further described in our Compensation Discussion and Analysis (“CD&A”) within the sections titled “Annual Cash Incentive Awards,” “Financial Performance,” “Individual Performance,” and “Long-Term Incentive Awards (Equity Awards).”

Most Important Performance Measures
Diluted Earnings Per Share
Return on Average Tangible Equity
Efficiency Ratio
TSR: Company Versus Peer Group
The following table presents the cumulative total shareholder return, assuming reinvestment of dividends, over the three-year period for the Company and the S&P U.S. BMI Banks - Midwest Region Index (S&P Bank Index). As the table demonstrates, the Company’s three-year cumulative TSR is generally aligned with our peer group index.

CAP Versus TSR
As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, the value of which moves in line with our TSR, in addition to the Company’s financial performance.

CAP Versus Net Income
As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with changes in the Company’s net income. This is due in large part to the significant emphasis the Company places on equity incentives, the value of which are affected by our TSR. The Company does not use net income to determine compensation levels or incentive plan payouts.

CAP Versus Diluted Earnings Per Share - CSM

As described in our CD&A, in the “Annual Cash Incentive Awards” and “Financial Performance” sections, the 2022 executive annual cash incentive plan utilized five goals, three of which were based on the following financial metrics: Core EPS, Core ROATCE and the Efficiency Ratio (weighted equally), with the two remaining metrics being specific to each executive officer. A significant portion of each of the PEOs’ and NEOs’ incentive compensation is tied to MidWestOne Financial’s diluted earnings per share, as this metric requires the collective efforts of the senior management team to drive long-term shareholder value.

In 2022, under the current long-term incentive plan, as outlined in the CD&A in the “Long-Term Incentive Awards (Equity Awards)” section, each executive officer, with the exception of Mr. Reeves, received an equity grant comprised 50% of PSUs and 50% of RSUs. In 2022, the Committee continued to use three-year cumulative core diluted earnings per share and the three-year ROATCE, weighted equally, when determining the amount of PSU awards to grant. As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with changes in the Company’s diluted earnings per share.

CAP Versus ROATCE and CAP Versus Efficiency Ratio
In addition to diluted earnings per share, the two additional most important measures utilized by the Compensation Committee to link 2022 CAP to Company performance include ROATCE and the Efficiency Ratio.

CAP Versus ROATCE
18%
14%
10%
ROATCE
$1.6
$0.8
$0.0
CAP ($ Millions)
2020
2021
2022
CAP - PEO Funk
CAP - NEOs
CAP - PEO Reeves
CAP - PEO Devaisher
ROATCE

CAP Versus Efficiency Ratio
54%
56%
58%
Efficiency Ratio
$1.6
$0.8
$0.0
CAP ($ Millions)
2020
2021
2022
CAP - PEO Funk
CAP - NEOs
CAP - PEO Reeves
CAP - PEO Devaisher
Efficiency Ratio

DIRECTOR COMPENSATION
The Company’s philosophy for director compensation is to attract and retain qualified board members, compensate board members fairly for their level of work and responsibility, and align director interests with those of our shareholders. The Committee’s role includes making recommendations to the Board regarding the compensation of the Company’s directors.

The Committee reviews director compensation annually using data from peer group benchmarking studies and input from our compensation consultant on peer group and industry best practices. For the third year in a row, the Committee has not adjusted director compensation. Accordingly, director compensation for 2022 is unchanged from 2021.

During 2022, non-employee directors received a $27,500 annual retainer. The Chair of the board received an additional annual retainer of $20,000. The Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees received an additional annual retainer of $13,400, $7,500 and $5,000, respectively. Directors received $600 for each Audit Committee, Committee and Nominating and Corporate Governance Committee meeting attended. Committee Chairs did not receive committee meeting fees. All cash retainers are paid quarterly, in arrears. The Board approved a grant of restricted stock units valued at $20,000 with a one-year vesting period for all non-employee directors.

After the most recent review of the program’s competitiveness, for 2023, the Committee recommended to increase the equity component of director compensation from $20,000 to $28,750 to bring total compensation closer to the peer median. The restricted stock units have a one-year vesting period. In addition, the incremental annual retainer for the board Chair was increased from $20,000 to $30,000 and an annual retainer of $2,500 was added for the Lead Director. All other elements of director compensation remained unchanged. The 2023 director compensation was recommended by the Committee and approved by the Board with an effective date of April 1, 2023.

As noted in the Equity Ownership Guidelines section above, all non-employee directors are expected to own shares of our common stock equal to five times the current annual cash retainer.

Non-employee directors who also served on the board of directors of MidWestOne Bank received an annual retainer fee of $10,000, payable quarterly.

None of the directors receive any compensation or payment in connection with his or her service as a director other than compensation received by MidWestOne Financial as set forth below.

The following table shows compensation information for MidWestOne Financial’s directors who received director fees in 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Larry D. Albert	$38,300	$20,000	$—	$—	$11,800	$70,100
Richard R. Donohue	42,700	20,000	—	9,650	12,200	84,550
Janet E. Godwin	34,100	20,000	—	—	8,170	62,270
Douglas H. Greeff	31,700	20,000	—	—	—	51,700
Richard J. Hartig	29,300	20,000	—	—	10,600	59,900
Jennifer L. Hauschildt	31,700	20,000	—	—	10,800	62,500
Matthew J. Hayek	35,500	20,000	—	—	13,400	68,900
Nathaniel J. Kaeding	29,300	20,000	—	—	10,000	59,300
Tracy S. McCormick	46,400	20,000	—	—	11,600	78,000
Kevin W. Monson	42,500	20,000	—	—	17,000	79,500
Ruth E. Stanoch	34,100	20,000	—	—	10,000	64,100
Douglas K. True(5)	32,517	20,000	—	—	8,333	60,850
(1)    As our Chief Executive Officer in 2022, Messers. Funk and Reeves received no additional compensation for service on our board of directors. Their compensation is included in the Executive Compensation section of this proxy statement found on pages 27 to 34.
(2)    The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on May 15, 2022 valued in accordance with FASB ASC Topic 718.
(3)    Amounts reported include above-market interest, as determined for purposes of proxy disclosure rules only, accrued under the Director Deferred Fee Plan during the year.
(4)    These amounts include fees, if any, for service on the board of directors of MidWestOne Bank.
(5)    Mr. True resigned from the board on November 1, 2022.

The table below summarizes each non-employee director’s outstanding equity awards as of December 31, 2022.

		Option Awards
Name	Stock Awards(1)	Exercisable	Unexercisable
Larry D. Albert	711	—	—
Richard R. Donohue	711	—	—
Janet E. Godwin	711	—	—
Douglas H. Greeff	711	—	—
Richard J. Hartig	711	—	—
Jennifer L. Hauschildt	711	—	—
Matthew J. Hayek	711	—	—
Nathaniel J. Kaeding	711	—	—
Tracy S. McCormick	711	—	—
Kevin W. Monson	711	—	—
Ruth E. Stanoch	711	—	—
Douglas K. True(2)	—	—	—
(1) Amounts include dividends paid on MidWestOne restricted stock units credited to a director's stock unit account in the form of additional units.
(2) Mr. True resigned from the board on November 1, 2022.
Compensation Committee Interlocks and Insider Participation
As discussed earlier, the Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Mr. Greeff, Ms. Hauschildt, Ms. Stanoch and Mr. True. None of these individuals were an officer or employee of MidWestOne Financial or its subsidiaries in 2022, and none of these individuals is a former officer or employee of the organization. In addition, no executive officer of the Company served on the board of directors or compensation committee of any other corporation with respect to which any member of our Committee or the board of directors was engaged as an executive officer.

PROPOSAL 2:
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, MidWestOne Financial is conducting a separate shareholder advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. MidWestOne Financial currently conducts the “say-on-pay” vote every year.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of MidWestOne Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read carefully the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2022. The Compensation Committee and our board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our NEOs in 2022 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that MidWestOne Financial Group, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure and narrative discussion regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement dated March 15, 2023.”
Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it. While this say-on-pay vote is required as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The board of directors recommends shareholders vote to approve the overall compensation of our NEOs, as described in this proxy statement, by voting “for” this proposal. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.

PROPOSAL 3:
APPROVAL OF 2023 EQUITY INCENTIVE PLAN

A proposal will be presented at the MidWestOne Financial Group, Inc. annual shareholder meeting to approve the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”). The board of directors of MidWestOne Financial Group, Inc. adopted the 2023 Equity Incentive Plan on January 24, 2023, subject to shareholder approval. A summary of the material provisions of the 2023 Equity Incentive Plan is set forth below. A copy of the 2023 Equity Incentive Plan is set forth as Appendix A.
Proposed 2023 Equity Incentive Plan
Our board has adopted the 2023 Equity Incentive Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2023 Equity Incentive Plan be submitted for approval by our shareholders. We are submitting the 2023 Equity Incentive Plan to our shareholders at this time to:

•replace our current equity compensation plan, the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”); and

•comply with Nasdaq listing rules and, with respect to incentive stock options, rules under Section 422 of the Internal Revenue Code, which require shareholder approval.

If the 2023 Equity Incentive Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the 2017 Equity Incentive Plan until its expiration. In the event the 2023 Equity Incentive Plan is not approved and the 2017 Equity Incentive Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

In determining the number of Company shares to be authorized under the 2023 Equity Incentive Plan, the Committee and board of directors considered the effects of our size, number of outstanding shares of Company common stock, and employee headcount, and the Committee and board believe that a share reserve of 700,00 shares is appropriate. The share reserve of 700,000 shares shall be available for all awards under the Plan, less one share for every one share granted under the 2017 Equity Incentive Plan after March 1, 2023. Upon shareholder approval of the 2023 Equity Incentive Plan, the 2017 Equity Incentive Plan will be frozen. Awards outstanding under the MidWestOne Financial Group, Inc. 2008 Equity Incentive Plan and 2017 Equity Incentive Plan (collectively, the “Predecessor Plans”), as of the date the 2023 Equity Incentive Plan becomes effective, will continue to be subject to the terms of the applicable Predecessor Plan.

Important Considerations
We have adopted and are recommending that our shareholders approve the 2023 Equity Incentive Plan because we believe the design of the 2023 Equity Incentive Plan, and the number of shares reserved for issuance, are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2023 Equity Incentive Plan, our Committee and board of directors engaged an independent compensation consultant F.W. Cook to assist with establishing a proper share reserve for the 2023 Equity Incentive Plan. In doing so, we considered both overhang and usage.
•Burn Rate; Longevity of Authorized Shares. Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans), is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 0.52% should be viewed favorably by our shareholders. We do not anticipate that projected usage of the 2023 Equity Incentive Plan will vary materially from our historical usage, and estimate that the additional 700,000 shares to be authorized for issuance under the 2023 Equity Incentive Plan will be sufficient for several years based on historical and anticipated usage.

•Overhang. Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2023 Equity Incentive Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2023 Equity Incentive Plan, coupled with the shares subject to outstanding awards, were issued. As of March 1, 2023 the Company had 198,887 non-vested restricted stock units and non-vested performance stock units, and 77,644 shares remaining available in the 2017 Equity Incentive Plan, under which no new awards will be granted prospectively leading up to the date of the annual shareholders’ meeting (which represents overhang of approximately 1.76%). The approval of the new share pool of 700,000 shares to be authorized (combined with freezing the 2017 Equity Incentive Plan) will result in overhang of approximately 5.73% relative to the approximately 15,675,325 shares currently outstanding. We believe this level of overhang should not be viewed as excessive by shareholders.

Shareholder Approval; Best practices
If the 2023 Equity Incentive Plan is adopted by our shareholders, we will not make any new grants of awards under the 2017 Equity Incentive Plan. The 2023 Equity Incentive Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:
•Independent Oversight.  The 2023 Equity Incentive Plan will be administered by the Committee, which is comprised of independent board members.

•Double Trigger Change in Control Provisions.  The change in control provisions under the 2023 Equity Incentive Plan provide for acceleration of vesting in the event of a change in control only if the 2023 Equity Incentive Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason within 24 months following the change in control.

•No Evergreen Feature.  The maximum number of authorized shares that may be issued under the 2023 Equity Incentive Plan is 700,000. As of the date of shareholder approval of the 2023 Equity Incentive Plan, no new grants will be made under the 2017 Equity Incentive Plan. The 2023 Equity Incentive Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•Conservative Share Reuse Provision.  Shares subject to an award under the 2023 Equity Incentive Plan will not be available for reuse if such shares are tendered or withheld in payment of a stock option; delivered, withheld or reduced to satisfy any tax withholding obligation; or not issued upon the settlement of a stock-settled SAR.

•Minimum Vesting Periods. Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, subject to limited exceptions as provided under the 2023 Equity Incentive Plan.

•Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award, to the extent permitted by law.

•Clawback Policy Implementation.  All awards under the 2023 Equity Incentive Plan will be subject to any applicable law respecting recapture of compensation or the Company clawback policy in effect from time to time.

•Multiple Award Types.  The 2023 Equity Incentive Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

•Annual Limit on Awards Granted to Directors. The 2023 Equity Incentive Plan contains an annual limit on the number of awards granted during a calendar year to any director.

A summary of the material provisions of the 2023 Equity Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2023 Equity Incentive Plan, a copy of which is set forth as Appendix A.

General
The 2023 Equity Incentive Plan was adopted by our board to promote the growth, profitability, and long term financial success of the Company and its subsidiaries; to incentivize employees, directors and service providers of the Company and its subsidiaries to achieve long-term corporate objectives; to attract and retain employees, directors and service providers who can and do contribute to the Company’s financial success, and to further align the participants’ interests with those of the Company’s shareholders; and to provide such individuals with an opportunity to acquire shares of the Company’s common stock. The 2023 Equity Incentive Plan will be administered by the Committee which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2023 Equity Incentive Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the board with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2023 Equity Incentive Plan and shareholder interests.

The shares of our common stock issuable under the 2023 Equity Incentive Plan will come from shares currently authorized but unissued, currently held or, to the extent allowed under applicable law, bought on the market or otherwise. Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2023 Equity Incentive Plan is 700,000 shares of the Company’s common stock, all of which may be granted as incentive stock options. To the extent that any shares of stock covered by an award (including stock awards) under the 2023 Equity Incentive Plan are not delivered for any reason, including because the award is forfeited (including unvested stock awards), canceled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2023 Equity Incentive Plan and shall again become eligible for delivery under the 2023 Equity Incentive Plan. Additionally, tandem awards shall not be double-counted and awards payable solely in cash shall not be counted. However, with respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement shall be counted for purposes of these limitations. Further, with respect to stock appreciation rights (SARs) that are settled in stock, the full number of shares set forth in the award agreement shall be counted for purposes of these limitations. Additionally, shares that are tendered to, or withheld or reduced by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2023 Equity Incentive Plan’s effective date will be April 27, 2023, subject to approval by shareholders. If approved, the 2023 Equity Incentive Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2023 Equity Incentive Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2023 Equity Incentive Plan.

The following additional limits apply to awards under the 2023 Equity Incentive Plan:
•the maximum number of shares that may be subject to stock options or SARs granted to any one director solely for service on the board during any calendar year is 50,000; and

•the maximum number of shares that may be subject to stock awards granted to any one director solely for service on the board during any calendar year is 50,000.

The foregoing limitation with respect to directors will not apply to cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fee.

The board may use shares of stock available under the 2023 Equity Incentive Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (including, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the shares such that an adjustment is appropriate to prevent enlargement or dilution of rights), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Committee, awards granted under the 2023 Equity Incentive Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution, or pursuant to a domestic relations order. The Committee has the discretion to permit the transfer of awards under the 2023 Equity Incentive Plan; provided, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies, other entities established for the primary benefit of such family members, and charitable organizations, as long as such transfers are made without value to the participant and in no event shall any award be sold, assigned, or transferred to any third-party financial institution.

If the right to become vested in an award granted under the 2023 Equity Incentive Plan to a participant is solely conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to any (i) replacement awards granted in connection with awards that are assumed, converted or substituted pursuant to a corporate transaction (e.g., merger, acquisition); (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the Committee may grant, up to a maximum of five percent of the available share reserve under the 2023 Equity Incentive Plan; provided, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in the cases of retirement, death, disability or a corporate transaction, in the terms of the award agreement or otherwise.

The Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards, which payments may be made currently or credited to an account for the participant, may be settled in cash or shares, and may be subject to terms and conditions similar to the underlying award (or such other terms and conditions as determined by the Committee), provided that in no event may such payments be made unless and until the award to which they relate vests. Accordingly, if the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility
Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2023 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2023 Equity Incentive Plan and the type and amount of any such awards. As of March 1 2023, approximately 120 individuals were eligible to participate in the 2023 Equity Incentive Plan, if selected by the Committee, which includes approximately 13 executive officers, approximately 95 employees who are not executive officers, and 12 non-employee directors.

Options
The Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the option is granted. To the extent permitted under Section 409A of the Internal Revenue Code, the exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2023 Equity Incentive Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2023 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, or by other property deemed acceptable by the Committee or by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Committee.

Stock Appreciation Rights
SARs entitle the participant to receive cash or stock (or a combination of both) equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that to the extent permitted under Section 409A of the Internal Revenue Code the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a predecessor plan. SARs shall be exercisable in accordance with the terms established by the Committee. The exercise price of a SAR may not be decreased after the date of grant nor may a SAR be surrendered to the Company as consideration for the grant of a replacement SAR with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of SARs granted in replacement of existing awards granted under a predecessor plan.

Stock Awards
A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units, deferred stock units or any other equity-based award as determined by the Committee. The specific performance measures, performance objectives or period of service requirements are set by the Committee in its discretion.

Cash Incentive Awards
A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Acceleration
Any awards granted under the 2023 Equity Incentive Plan may be subject to acceleration of vesting, to the extent permitted by the Committee, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Forfeiture
Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.
Further, except as otherwise provided by the Committee, if a participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:
•All outstanding awards granted to the participant under the 2023 Equity Incentive Plan, including awards that have become vested or exercisable;

•Any shares held by the participant in connection with the 2023 Equity Incentive Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2023 Equity Incentive Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change In Control
Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2023 Equity Incentive Plan then held by the participant will become fully exercisable immediately if, and all stock awards held by the participant will become fully earned and vested immediately if (i) the 2023 Equity Incentive Plan and the respective award agreements are not obligations of the successor entity following a change in control, or (ii) the 2023 Equity Incentive Plan and the respective award agreements are the obligations of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason within 24 months following the change in control.

Notwithstanding the foregoing, with respect to an award that is subject to one or more performance objectives, upon the occurrence of any of the conditions set forth above, such performance objectives will be deemed achieved at target level performance.

For purposes of the 2023 Equity Incentive Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 50% or more of the common stock of the Company (excluding from the determination of such person’s beneficial ownership common stock directly acquired from the Company (but including such common stock in the calculation of the total number of shares of common stock then outstanding)), except that the acquisition of an interest by a benefit plan sponsored by the Company or any subsidiary or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2023 Equity Incentive Plan, (ii) during any 12-month period, more than 50% of the board members serving as of the 2023 Equity Incentive Plan’s effective date, or whose election (or nomination for election by the shareholders) was approved by a vote of at least two-thirds of the directors then in office (but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board), no longer serves as directors, (iii) the Company merges or consolidates with another company and, immediately after the merger or consolidation, the shareholders of the Company immediately prior to the merger or consolidation hold, directly or indirectly, 50% or less of the voting securities of the resulting company, or (iv) there is a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all the assets of the Company.

Further, notwithstanding the foregoing, a change in control will not be deemed to occur solely because any person acquires beneficial ownership of more than the permitted amount of the outstanding common stock of the Company, as a result of the acquisition by the Company of its common stock which, by reducing the number of shares of common stock outstanding, increases the proportional number of shares of common stock beneficially owned by such person.

In the event an amount or benefit under the 2023 Equity Incentive Plan constitutes “deferred compensation” for purposes of Section 409A of the Internal Revenue Code, and the settlement or distribution of the amount or benefit is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Section 409A of the Internal Revenue Code.

Amendment and Termination
Unless otherwise determined by the board, shareholder approval of any amendment to or termination of the 2023 Equity Incentive Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations or Nasdaq rules, and, subject to the foregoing, the board may at any time amend or terminate the 2023 Equity Incentive Plan or any award granted under the 2023 Equity Incentive Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The board may not amend the provision of the 2023 Equity Incentive Plan to materially increase the original number of shares that may be issued under the 2023 Equity Incentive Plan (other than as provided in the 2023 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2023 Equity Incentive Plan without approval of shareholders. However, the Committee may amend the 2023 Equity Incentive Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2023 Equity Incentive Plan complies with current or future law without shareholder approval, and the Committee may unilaterally amend the 2023 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Internal Revenue Code, and applicable regulations and guidance thereunder.

Clawback Policy
All awards, amounts and benefits received under the 2023 Equity Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company clawback policy or any applicable law even if adopted after the 2023 Equity Incentive Plan becomes effective.
U.S. Federal Income Tax Considerations
The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2023 Equity Incentive Plan.
Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights. The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.
Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received.
Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the maximum individual statutory tax rate for each individual jurisdiction, or such lesser amount as may be established by the Company.
Income Tax Effects for the Company. As a general rule, the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000.

Change in Control. Any acceleration of the vesting or payment of awards under the 2023 Equity Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Internal Revenue Code Section 409A. The foregoing discussion of tax consequences of awards under the 2023 Equity Incentive Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Internal Revenue Code, but fails to comply, in operation or form, with the requirements of such section, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2023 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2023 Equity Incentive Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
* * * * *
The number and types of awards to be made pursuant to the 2023 Equity Incentive Plan is subject to the discretion of the Committee and is not determinable at this time.

Adoption of this proposal requires that the number of votes cast in favor of the proposal at the Annual Meeting exceed the number of votes cast against the proposal. In tabulating the votes, abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the adoption of the 2023 Equity Incentive Plan will be disregarded and have no effect on the outcome of the vote.

Board Recommendation

The board of directors recommends a vote FOR the approval of the 2023 Equity Incentive Plan, as described in this proxy statement. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders are also being asked to adopt a resolution to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023. If the appointment of RSM US LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and our board of directors. A representative from RSM US LLP is expected to attend the Annual Meeting via online virtual meeting webcast and will have an opportunity to make a statement if he or she so desires, as well as to respond to appropriate questions that may be asked by shareholders. Approval of this proposal requires that the number of votes cast in favor of the proposal at the Annual Meeting exceed the number of votes cast against the proposal.
The board of directors recommends that shareholders vote “for” the proposal to ratify the appointment of RSM US LLP as our independent auditors for the year ending December 31, 2023. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.
Accountant Fees
During the period covering the fiscal years ended December 31, 2022 and 2021, RSM US LLP performed the following professional services for the Company for which we paid the following amounts.

	2022	2021
Audit Fees(1)	$679,000	$530,550
Audit-Related Fees(2)	10,238	—
Tax Fees(3)	4,530	6,089
All Other Fees(4)	6,899	—
Total Fees	$700,667	$536,639

(1)	Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements, including audit services performed related to the current year acquisition of Iowa First Bancshares, and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees represent fees for professional services related to tax compliance, preparation of original federal and state tax returns, claims for refunds, tax advice, and tax planning services.
(4)	The aggregate other fees billed to the Company by RSM US LLP for the respective fiscal year ended December 31, 2022 and 2021 for agreed upon procedures.

Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors, and all such services provided in 2021 and 2022 were approved. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that it had not already specifically approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2023, by each director, nominee, and NEO, and by all directors and executive officers of MidWestOne Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 1, 2023. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable and restricted stock unit awards that are unvested but will settle within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The address of each person included in the table is 102 South Clinton Street, Iowa City, Iowa 52240.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)
Directors and Nominees:
Charles N. Reeves	29,000	(3)	*
Charles N. Funk	121,396	(4)	*
Larry D. Albert	12,742	(5)	*
Richard R. Donohue	37,973	(6)	*
Janet E. Godwin	4,032		*
Douglas H. Greeff	5,967	(7)	*
Richard J. Hartig	4,585	(8)	*
Jennifer L. Hauschildt	3,739	(9)	*
Matthew J. Hayek	4,929		*
Nathaniel J. Kaeding	3,375	(10)	*
Tracy S. McCormick	86,704		*
Kevin W. Monson	88,993		*
Ruth E. Stanoch	5,400		*
Other Named Executive Officers
Len D. Devaisher	8,810	(11)	*
Barry S. Ray	11,549	(12)	*
Gary L. Sims	7,637	(13)	*
David E. Lindstrom	7,087	(14)	*
All directors, nominees and executive officers as a group (17 persons)	443,918		2.8%
*    Indicates that the individual or entity owns less than one percent of MidWestOne Financial’s common stock.
(1)The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.
(2)The total number of shares of common stock issued and outstanding on March 1, 2023, was 15,675,325.
(3)Reflects 29,000 shares held in an IRA for Mr. Reeves.
(4)Includes 6,309 shares allocated to his ESOP account. Also includes 115,087 shares for which Mr. Funk shares voting and investment power with his spouse.
(5)Includes 12,742 shares for which Mr. Albert shares voting and investment power with his spouse.
(6)Includes 20,668 shares owned by Mr. Donohue’s spouse and 400 shares held in an IRA for Mr. Donohue.
(7)Includes 3,500 shares held in a brokerage margin account for Mr. Greeff.
(8)Includes 100 shares held in his spouse’s trust and 2,000 shares held in his personal trust.
(9)Includes 1,259 shares for which Ms. Hauschildt shares voting and investment power with her spouse.
(10)Includes 408 shares held in an IRA for Mr. Kaeding.
(11)Includes 2,000 shares held in an IRA for Mr. Devaisher and 6,810 shares for which Mr. Devaisher shares voting and investment power with his spouse.

(12)    Includes 889 shares allocated to an ESOP account for Mr. Ray.
(13)    Includes 844 shares allocated to an ESOP account for Mr. Sims.
(14)    Includes 843 shares allocated to an ESOP account for Mr. Lindstrom and 445 shares for which Mr. Lindstrom shares voting and investment power with his spouse.

Other Beneficial Owners
The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
John S. Koza 209 Lexington Avenue Iowa City, Iowa 52246	822,400	(2)	5.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,241,041	(3)	7.9%

(1)Based on the total number of shares of common stock issued and outstanding on March 1, 2023, of 15,675,325.
(2)Based on a Schedule 13G filed with the SEC on February 2, 2018. Excludes 60,325 shares owned by Mr. Koza’s spouse, over which Mr. Koza disclaims beneficial ownership. Includes 202,840 shares owned by Mr. Koza individually, and 619,560 shares held in trusts over which Mr. Koza holds sole investment and voting power. Mr. Koza retired from the Board in April 2014 and now serves as Director Emeritus.
(3)Based on a Schedule 13G/A filed with the SEC on February 3, 2023.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of Section 16(a) forms filed with the SEC and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2022, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2022, except for Ms. Godwin, a director of MidWestOne Financial, who filed a late Form 4 with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Our directors and executive officers and their associates were customers of, and had transactions with, MidWestOne Financial and our subsidiaries in the ordinary course of business during 2022. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to MidWestOne Financial or MidWestOne Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are approved by MidWestOne Bank’s board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between a director and MidWestOne Financial, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.
Additionally, pursuant to the Audit Committee’s written charter, the committee evaluates and pre-approves any non‑lending, material transaction between MidWestOne Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the committee evaluates those proposed transactions that may affect a director’s independence (based on independence standards set forth in the Nasdaq listing rules and by the SEC) or create a perception that the transaction was not fair to MidWestOne Financial or not done at arm’s length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules and regulations (without regard to the amount involved) do not require the committee’s pre-approval. A director may not participate in any discussion or approval by the committee of any related-party transaction with respect to which he or she is a related party, but must provide to the committee all material information reasonably requested concerning the transaction.

EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth the following information as of December 31, 2022 for: (i) all equity compensation plans previously approved by our shareholders; and (ii) all equity compensation plans not previously approved by our shareholders:
(a)    the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
(b)    the weighted-average exercise price of such outstanding options, warrants and rights; and
(c)    other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.
Additional information regarding stock option plans is presented in Note 15 - Stock Compensation Plans in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	187,115	$—	158,500
Equity compensation plans not approved by shareholders	—	—	—
Total	187,115	$—	158,500
(1)    The number of securities to be issued as shown in column (a) represents no outstanding options and 187,115 non-vested restricted stock units and non-vested performance stock units. The number of performance stock units assumes target-level performance has been obtained. Units are not reflected in column (b) as they do not have an exercise price. Column (c) reflects the remaining share reserve under the 2017 Equity Incentive Plan.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD AND
NOMINATION AND PROPOSAL PROCEDURES
General Communications with the Board
Shareholders may contact MidWestOne Financial’s board of directors by contacting the Corporate Secretary at MidWestOne Financial Group, Inc., 102 South Clinton Street, P.O. Box 1700, Iowa City, Iowa 52244-1700 or (319) 356-5800. All communications will be forwarded directly to either the Chair of the Board, the Chair of the Audit Committee or the Chief Executive Officer, as appropriate, unless they are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations for Director
In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the proposed director nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2024 annual meeting of shareholders, will be no earlier than January 28, 2024, and no later than February 27, 2024). Such nominations must include the following information with respect to each nominee: name; age; business and residential address; principal occupation or employment; the class and number of shares of the Company’s stock which are beneficially owned by him or her; and any other information relating to him or her that would be required to be disclosed on Schedule 13D pursuant to regulations under the Exchange Act and pursuant to Regulation 14A under the Exchange Act. In addition, the following information about the shareholder making the nomination must be included: name and address; name and principal address of any other beneficial shareholders known by him or her to support the shareholder’s nominee; and the class and number of shares of MidWestOne Financial’s stock which are beneficially owned by all such persons. Our board of directors may reject any nomination by a shareholder, and the proposed nomination will not be accepted if presented at the shareholder meeting, if such nomination is not timely made in accordance with the foregoing requirements. Nominations properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by the SEC Rule 14a-19 no later than February 27, 2024. However, if the date of the annual meeting is changed by more than 30 days from April 27, 2024, or if the forthcoming 2023 annual meeting does not take place, notice by the shareholder, to be timely, must be delivered by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
Other Shareholder Proposals
In accordance with our bylaws, a shareholder may propose other business to be considered at an annual meeting of shareholders by delivering written notice of the proposed business to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2024 annual meeting of shareholders, will be no earlier than January 28, 2024, and no later than February 27, 2024). Such notice to the Corporate Secretary must include: a brief description of the business desired to be brought before the annual meeting; the reasons for conducting such business at the annual meeting; any material interest in such business of such shareholder; and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the following information about the shareholder making the proposal must be included: name and address of the shareholder and any other beneficial owner on whose behalf the proposal is brought; and the class and number of shares of MidWestOne Financial’s capital stock that are owned beneficially and of record by all such persons. Our board of directors may reject any proposal by a shareholder, and the proposal will not be accepted if presented at the shareholder meeting, if such proposal is not timely made in accordance with the foregoing requirements. Proposals properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2024, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than 120 calendar days before the first anniversary date that our proxy statement was made available to shareholders in connection with the 2023 annual shareholders’ meeting (which will be November 16, 2023), and must otherwise comply with the rules and regulations set forth by the SEC, including Rule 14a-8 adopted under the Exchange Act.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which includes our financial statements as of and for the year ended December 31, 2022, preceded or accompanies this proxy statement.
If you would like a copy of our corporate governance guidelines, board committee charters or our Code of Business Conduct and Ethics, we will send you one without charge. Please write to:
Mr. Kenneth R. Urmie
Corporate Secretary
MidWestOne Financial Group, Inc.
102 South Clinton St.
P.O. Box 1700
Iowa City, Iowa 52244-1700
* * * * *
ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES, OR VOTE BY TELEPHONE OR VOTE BY INTERNET, AS DESCRIBED IN THE NOTICE, PROMPTLY.

MIDWESTONE FINANCIAL GROUP, INC.

2023 EQUITY INCENTIVE PLAN

Article 1
INTRODUCTION

Section 1.1    Purpose, Effective Date and Term. The purpose of this MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan is to promote the growth, profitability, and long-term financial success of the Company and its Subsidiaries; to incentivize employees, directors and service providers of the Company and its Subsidiaries to achieve long-term corporate objectives; to attract and retain employees, directors and service providers who can and do contribute to such financial success, and to further align their interests with those of the Company’s Shareholders; and to provide such individuals with an opportunity to acquire Shares of the Company’s common stock. The “Effective Date” of the Plan is April 27, 2023, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2    Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award shall not become vested prior to the date such individual commences such services.

Section 1.3    Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1    General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing Award or an award under the Plan, any other plan of the Company or a Subsidiary, the Predecessor Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement), excluding Awards designated as stock options or SARs by the Committee based on the satisfaction of such conditions as may be established by the Committee. Such Awards may include bonus shares, performance shares, stock units, performance units, restricted stock, restricted stock units, deferred stock units or any other equity-based Award as determined by the Committee.

(d)Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2    Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or a Predecessor Plan. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3    Restrictions on Awards. If the right to become vested in an Award granted to an employee Participant is solely conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (a) any replacement Award granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries; (b) any Stock delivered in lieu of fully vested cash obligations; (c) any Awards to non-employee Director Participants that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of Shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and (d) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.2(a); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a corporate transaction, in the terms of the Award Agreement or otherwise.

Section 2.4    Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares, and may be subject to terms or provisions similar to the underlying Award or such other terms and conditions as the Committee may deem appropriate; provided that in no event may such payments or deliveries be made unless and until the Award to which they relate vests.

Section 2.5    Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6    Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1    Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 700,000, less one Share for every one Share granted under the 2017 Equity Incentive Plan after March 1, 2023, and through the Effective Date for this Plan (all of which may be granted as ISOs and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2, tandem Awards shall not be double-counted and Awards payable solely in cash shall not be counted. As of the Effective Date, no new awards shall be granted under the Predecessor Plan; provided, however, for the avoidance of doubt, that all existing awards granted under such Predecessor Plan prior to the Effective Date will remain in full force and effect and will continue to be governed by the terms of the Predecessor Plan and the award agreements thereunder.

(b)Reuse of Shares.

(i)To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)With respect to SARs that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an award) or by the net exercise of the award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv)If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an award) or by the withholding of or reduction of Shares by the Company, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 3.3    Limitations on Grants to Director Participants. With respect to any Award to a Director Participant:

(a)Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Director Participant during any calendar year shall be 50,000.

(b)Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Director Participant during any calendar year shall be 50,000.

(c)Cash-Based Director Fees. The foregoing limitations shall not apply to cash-based director fees that the Director elects to receive in the form of Shares or Share based units equal in value to the cash‑based director fee.

Section 3.4    Corporate Transactions; No Repricing.

(a)Adjustments. To the extent permitted under Code Section 409A, and to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the Shares such that an adjustment pursuant to this Section 3.4 is appropriate to prevent the enlargement or dilution of rights), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2, and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5    Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a)Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards under the Plan then held by the Participant shall become fully earned and vested immediately if (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control; or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason within twenty-four (24) months following such Change in Control.

(b)Notwithstanding the foregoing provisions of this Section 4.1, with respect to an Award that is subject to one or more performance objectives, upon the occurrence of any of the conditions set forth in Section 4.1(a), such performance objectives shall be deemed achieved at target level performance.

Section 4.2    Definition of Change in Control. “Change in Control” means the first to occur of the following:

(a)The acquisition in one (1) or more transactions by any “person” (for purposes of this definition, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (for purposes of this definition, within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that for purposes of this definition, the Voting Securities acquired directly from the Company by any person shall be excluded from the determination of such person’s beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(b)During any twelve (12)-month period, the individuals who are members of the Incumbent Board cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Shareholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c)The consummation of a merger or consolidation involving the Company if the Shareholders immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(d)The consummation of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all the assets of the Company.

Notwithstanding any provision in the foregoing definition of a Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any Subsidiary, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquires beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall be deemed to have occurred.

Notwithstanding anything in this Change in Control definition to the contrary, in the event that any amount or benefit under the Plan constitutes deferred compensation and the settlement of or distribution of such amount or benefit is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” (as defined in Code Section 409A).

Article 5
COMMITTEE

Section 5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), and an “independent director” (within the meaning of the rules of the securities exchange that then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors, and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards, and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)The Committee shall have the authority and discretion to interpret the Plan and all Award Agreements, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d)Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

(f)Subject to Section 6.1 and as permitted under Code Section 409A, amend any outstanding Award Agreement in any respect, including, without limitation, to: (i) accelerate the time or times at which the Award becomes vested or unrestricted (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award); (ii) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award); (iii) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; and (iv) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities or changes between employee, director, or service provider status).

(g)Determine at any time whether, to what extent and under what circumstances and the method or methods: (i) Awards may be settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement); (ii) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee; (iii) to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards; and (iv) Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees.

Section 5.3    Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1    General. Unless otherwise determined by the Board, Shareholder approval of any amendment to or termination of the Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations, or rules of a securities exchange on which the Shares are traded or self-regulatory agency, and, subject to the foregoing, the Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to

Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2    Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6, or Section 3.4, without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1    No Implied Rights.

(a)No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds, or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies, other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members, and charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant and in no event shall any Award be sold, assigned, or transferred to any third-party financial institution.

Section 7.3    Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee, and the members thereof shall not have any further liability to anyone.

Section 7.4    Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5    Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6    Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

Section 7.8    Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction or such lesser amount as may be established by the Company.

Section 7.9    Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10    Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares, or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12    Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Iowa without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13    Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14    Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15    Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or by prepaid overnight courier to the Company at the address set forth below:

MidWestOne Financial Group, Inc.
102 South Clinton Street
Iowa City, Iowa 52240

Such communications shall be deemed given:

(a)In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b)In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.

Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary.

Section 7.16    Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17    Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether before or after the Participant's Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(a)Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(c)The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Unless the applicable Award Agreement expressly displaces or limits the Company’s rights under this Section 7.17 with a reference to the same, any forfeiture provision contained in an Award Agreement shall be construed as an additional, non-exclusive remedy in the event of the Participant’s breach of a restrictive covenant.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1    Definitions. In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b)“Award” means an award under the Plan.

(c)“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

(d)“Board” means the Board of Directors of the Company.

(e)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”
(f)“Change in Control” has the meaning set forth in Section 4.2.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(i)“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j)“Company” means MidWestOne Financial Group, Inc., an Iowa corporation.

(k)“Deferred Compensation” has the meaning set forth in Section 2.6.

(l)“Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary.

(m)“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(n)“Effective Date” has the meaning set forth in Section 1.1.

(o)“Exchange Act” means the Securities Exchange Act of 1934.

(p)“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

(q)“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(r)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within ninety (90) days of its initial existence and the Company shall have thirty (30) days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such thirty (30)-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within twelve (12) months of the initial existence of the applicable condition.

(s)“Incumbent Board” means the members of the Board as of the Effective Date.

(t)“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

(u)“Participant” has the meaning set forth in Section 1.2.

(v)“Plan” means the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan.

(w)“Policy” has the meaning set forth in Section 7.16.

(x)“Predecessor Plan” means collectively the MidWestOne Financial Group, Inc. 2008 Equity Incentive Plan, and the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan.

(y)“SAR” has the meaning set forth in Section 2.1(b).

(z)“Securities Act” means the Securities Act of 1933.

(aa)“Share” means a share of Stock.

(bb) “Shareholders” means the shareholders of the Company.

(cc) “Stock” means the common stock of the Company, $1.00 par value per share.

(dd) “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Section 424(f) of the Code, with respect to the Company.

(ee) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)The Participant’s cessation as an employee or service provider shall not be deemed to occur if such Participant continues to serve as a director of the Company or a Subsidiary immediately following such cessation.

(iv)The Participant’s cessation as a director shall not be deemed to occur if such Participant continues to serve as an employee or service provider of the Company or a Subsidiary immediately following such cessation.

(v)If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(vi)A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(vii) Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service,” as defined in Code Section 409A.

(ff) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2    Construction. In the Plan, unless otherwise stated, the following uses apply:

(a)Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)References to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time;

(c)In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to, and including”;

(d)References to a governmental or quasi-governmental agency, authority, or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority, or instrumentality;

(e)Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)The words “include,” “includes,” and “including” mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively;

(g)All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

(h)All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)Any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

SCAN TO
VIEW MATERIALS & VOTE

You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

1) **VOTE BY INTERNET**
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOFG2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

2) **VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

3) **VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 26, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99398-P83069

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MIDWESTONE FINANCIAL GROUP, INC.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR ALL the following:			
1. To elect the five individuals below to serve as Class I directors for a 3-year term expiring in 2026:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Larry D. Albert
02) Charles N. Funk
03) Douglas H. Greeff
04) Jennifer L. Hauschildt
05) Charles N. Reeves

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐
3. To approve the adoption of the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan.	☐	☐	☐
4. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

COMMON

THE DIRECTORS AND OFFICERS
OF MIDWEST*ONE*
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 27, 2023, 2:00 P.M. CDT
BY JOINING
THE VIRTUAL MEETING
WWW.VIRTUALSHAREHOLDERMEETING.COM/MOFG2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D99399-P83069

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 27, 2023, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Reeves and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2023, at 2:00 P.M., Central time, through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

SCAN TO
VIEW MATERIALS & VOTE

You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

1) **VOTE BY INTERNET**
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOFG2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

2) **VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

3) **VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 20, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99400-P83069 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIDWEST*ONE* FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the five individuals below to serve as Class I directors for a 3-year term expiring in 2026:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Larry D. Albert
02) Charles N. Funk
03) Douglas H. Greeff
04) Jennifer L. Hauschildt
05) Charles N. Reeves

The Board of Directors recommends you vote FOR the following proposals:

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ESOP

THE DIRECTORS AND OFFICERS
OF MIDWEST*ONE*
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 27, 2023, 2:00 P.M. CDT
BY JOINING
THE VIRTUAL MEETING
WWW.VIRTUALSHAREHOLDERMEETING.COM/MOFG2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D99401-P83069

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 27, 2023, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Reeves and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2023, at 2:00 P.M., Central time, through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side